- -------------------------------------------------------------------------------

                           CREDIT FACILITY AGREEMENT

                           Dated as of March 27, 1996

                                    Between


                            CEDAR GROUP CANADA INC.,

                                  as Borrower,

                               CEDAR GROUP, INC.
                 AND CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,

                                 as Guarantors

                                      and

                           BT COMMERCIAL CORPORATION

                                   as Lender



- ------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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                                               PRELIMINARY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                     ARTICLE I

                                                    DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2.  Computation of Time Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 1.3.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 1.4.  Interpretation Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 1.5.  Precedence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 1.6.  Interest Act (Canada)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                     ARTICLE II

                                                      THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.1.  The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.3.  The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.5.  Repayment of the Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.7.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.8.  Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.9.  Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 2.10.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 2.11.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 2.12.  Increased Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 2.14.  Right of Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                    ARTICLE III

                                               CONDITIONS TO LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 3.1.  Conditions Precedent to Making the Loan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 4.1.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                     ARTICLE V

                                                REPORTING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 5.1.  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 5.2.  Specific Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





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
                                                     ARTICLE VI

                                               AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 6.1.  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 6.2.  Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 6.3.  Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 6.4.  Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 6.5.  Maintenance of Property; Good Repair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 6.6.  Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 6.7.  Access to Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 6.8.  Additional Security From Loan Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 6.9.  Further Assurances Relating to the Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 6.10.  Insurance; Casualty Loss; Performance Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 6.11.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 6.12.  Business Affairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.13.  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.15.  Listing of MDC on Stock Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.16.  Intercompany Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.17.  Additional Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 6.18.  Ownership of MDC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 6.19.  Payment of Obligations; Trade Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 6.23.  Separate Corporate Conduct   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 6.24.  Accounts and Inventory   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                    ARTICLE VII

                                                 NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 7.1.  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 7.2.  Consolidation, Merger, Sale or Purchase of Assets, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 7.3.  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 7.4.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 7.5.  Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 7.6.  Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 7.7.  Dividends, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 7.8.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 7.9.  Changes in Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 7.10.  Voluntary Payment or Redemption of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 7.11.  Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 7.14.  Amendment of Contractual Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 7.16.  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                    ARTICLE VIII

                                                FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  54





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                                                     ARTICLE IX

                                                 EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 9.1.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 9.3.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 9.4.  Remedies Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 9.5.  Rights Under Facility Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                     ARTICLE X

                                                     THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                     ARTICLE XI

                                              ASSIGNMENTS & TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 11.1.  Successors and Assigns; Participations; Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                    ARTICLE XII

                                                   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 12.1.  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 12.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 12.3.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 12.4.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 12.5.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 12.6.  Indemnity and Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 12.7.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 12.8.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 12.10.  No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 12.11.  Marshalling; Recapture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 12.12.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 12.13.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 12.14.  Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 12.15.  Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 12.16.  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 12.17.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.18.  Language  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.20.  Currency Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.21.  Entire Agreement; Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.22.  Waiver of Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66





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
SCHEDULES AND EXHIBITS:

Schedule 1.1(a)           Lender and Lender Commitments
Schedule 1.1(b)           Initial Borrowing Subsidiaries
Schedule 3.1(l)(i)        Collateral Locations
Schedule 3.1(l)(ii)       Royal Bank of Canada Liens
Schedule 4.1(i)           Existing Liens
Schedule 4.1(k)           Litigation
Schedule 4.1(n)A          Subsidiaries
Schedule 4.1(n)B          Organizational Chart
Schedule 4.1(s)           Plan Information
Schedule 4.1(t)           Environmental Compliance
Schedule 4.1(u)           Disclosures
Schedule 4.1(ac)          Filing Jurisdictions for Security Documents
Schedule 4.1(ad)          Filing Jurisdictions for Intercompany Security Documents
Schedule 4.1(am)          Bank Accounts
Schedule 4.1(an)          Owned Real Property
Schedule 4.1(ao)          Leased Real Property
Schedule 4.1(ap)          Insurance
Schedule 4.1(aq)          Performance Bond Arrangements
Schedule 7.4(b)           Existing Indebtedness
Schedule 7.6(d)           Existing Investments
Schedule 7.8              Transactions with Affiliates
Schedule 7.11             Contingent Liabilities

Exhibit A                 Form of  Note
Exhibit B                 Form of Effectiveness Certificate
Exhibit C                 Form of Guarantor Certificate
Exhibit D                 Form of Quebec Immovable Hypothec
Exhibit E                 Form of Manitoba Mortgage
Exhibit F                 Form of Parent Guarantee
Exhibit G                 Form of Dominion Bridge Guarantee
Exhibit H                 Form of Cedar Australia Guarantee
Exhibit I                 Form of Cedar (TCI) Guarantee
Exhibit J                 Form of Parent Pledge Agreement
Exhibit K                 Form of Borrower Pledge Agreement
Exhibit L                 Form of Parent Security Agreement
Exhibit M                 Form of Parent Quebec Movable Hypothec
Exhibit N                 Form of Borrower Security Agreement
Exhibit O                 Form of Borrower Quebec Movable Hypothec
Exhibit P                 Form of Dominion Bridge Security Agreement
Exhibit Q                 Form of Dominion Bridge Quebec Movable Hypothec
Exhibit R                 Form of Cedar Australia Fixed and Floating Charge
Exhibit S                 Form of Intercompany Note
Exhibit T                 Form of Intercompany Canadian Security Agreement
Exhibit U                 Form of Subscription Agreement





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
                           CREDIT FACILITY AGREEMENT


         This CREDIT FACILITY AGREEMENT, dated as of March 27, 1996, is between CEDAR GROUP CANADA INC., a company incorporated under the Canada Business Corporations Act corporation (the "Borrower"), CEDAR GROUP, INC., a Delaware corporation (the "Parent"), certain Subsidiaries of the Parent party hereto from time to time (such Subsidiaries and the Parent, collectively, the "Guarantors"), and BT COMMERCIAL CORPORATION (the "Lender").

                             PRELIMINARY STATEMENT

                 A. The Borrower has requested that the Lender lend to the Borrower the amount of $26,000,000.

                 B. It is a condition precedent to the making of the Loan that the obligations of the Borrower be guaranteed by each of the Guarantors and that each of the Guarantors be party to this Agreement.

                 C. The Lender is willing to extend such credit on the terms and conditions set out in this Agreement.

                 NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1.  Definitions.

                 As used in this Agreement, the following terms shall have the following meanings:

                 "Adjusted Base Rate" means an interest rate equal to the Base Rate plus 1.50 percent per annum.

                 "Affiliate" of any Person means (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director or officer of such Person or of any Person described in clause (a) above. For purposes of this definition, "control" of a Person shall mean the possession, direct or indirect, of the power (i) to vote securities having 10% or more (on a fully diluted basis) of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 10% or more on a fully diluted basis of any class of equity interest), or (ii) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means BT Commercial Corporation, as agent in the manner indicated in Section 11.

                 "Agreement" means this Credit Facility Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 0.5% per annum and
(b) the rate of interest per annum announced from time to time by Bankers Trust Company as its prevailing prime rate; each change in such announced rate being effective on the date such change is announced. If for any reason the Lender has determined that it cannot ascertain the Federal Funds Effective Rate, the Base Rate shall be calculated without regard to clause (a) of this definition until the circumstances giving rise to such inability no longer exist.

                 "Bidder" means Cedar Group Australia Pty Limited (ACN 070 811
139), a company incorporated in the Australian Capital Territory.

                 "Bidder's Offer" means the offer to acquire all the issued shares of MDC set out in the document entitled "Offer" and dated March 9, 1996, issued by the Bidder and being one of the Takeover Documents.

                 "Borrower" means Cedar Group Canada Inc., a company incorporated under the Canada Business Corporations Act.

                 "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

                 "Capital Expenditure" means any expenditure that is considered to be a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease.

                 "Casualty Loss" has the meaning specified in Section 6.10(d).

                 "Cedar Group Company" means the Parent and any of its Subsidiaries, direct or indirect.

                 "Cedar Group Trade Payables Policy" means the policy described on Schedule 4.1(al).

                 "Cedar TCI" means Cedar Group (TCI) Inc. LLC, a limited life company established under the laws of the Turks and Caicos Islands, British West Indies.

                 "Change of Control" or "Change in Control" means such time as:

                 (a) a "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the total voting power of the then outstanding Voting Stock of the Parent;

                 (b) the Borrower ceases to be a direct Wholly Owned Subsidiary of the Parent or the Borrower consolidates or merges with or into another Person or conveys, transfers or leases all or substantially all of its assets to any Person in one transaction or a series of related transactions, or any Person consolidates or merges with or into the Borrower and, in any such event, the Parent owns, directly, less than all of the Voting Stock of the surviving Person immediately after such transaction or series of transactions;

                 (c) individuals who on the Funding Date constituted the Board of Directors of either of the Borrower or the Parent (together with (i) any directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower or the Parent, as the case may be, was approved by the vote of 50% of the directors then still in office who were either directors on the Funding Date or whose election or nomination was previously approved, or (ii) in the case of the Borrower, any directors nominated by the Parent) cease for any reason to constitute a majority of the Board of Directors of the Borrower or the Parent then in office.

                 "Collateral" means the real and personal Property of any Person from time to time subject to the Security Documents, as security for the Obligations of the Borrower and the Guarantors hereunder and the Facility Documents.

                 "Consolidated" with respect to the Parent means the consolidation of the accounts of the Parent and its Subsidiaries in accordance with GAAP.

                 "Contingent Liabilities" means, as to any Person, all obligations under standby letters of credit, bank guarantees or similar obligation issued for the account of such Person and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Guarantees or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

                 (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor (except for obligations to purchase Property which are undertaken solely for the purpose of acquiring such Property and not for the purpose of indirectly guaranteeing the primary obligation);

                 (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor;

                 (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

                 (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                 "Contractual Obligation" of any Person shall mean any provision of any debt security or preferred stock or equity interest issued by such Person or of any indenture, obligation, mortgage, agreement, deed of trust, instrument or undertaking to which such Person is a party or by which it or any of its assets or property is bound.

                 "Declarations of Trust" means, collectively, the two declarations of trust each dated March 12, 1996 granted by the Bidder, as trustee, in favor of the Borrower, as sole beneficiary, over shares in MDC.

                 "Default" means any event or condition that, with notice or lapse of time or both, would become an Event of Default.

                 "Dividend" has the meaning specified in Section 7.7.

                 "Dominion Bridge" means Dominion Bridge, Inc., a company incorporated under the Canada Business Corporation Act.

                 "Effectiveness Certificate" means a certificate, dated the Funding Date and to be delivered to the Lender pursuant to Section 3.1, substantially in the form of Exhibit B.

                 "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement from any Governmental Authority or other Person relating in any way to any Environmental Law or any Environmental Permit.

                 "Environmental Law" means all federal, provincial, state and local laws, rules, regulations, ordinances, programs, permits, guidelines, voluntary agreements, control orders, approvals, orders and consent decrees, all having the force of law, relating to Hazardous Materials, pollution, human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, all agreements and arrangements with any Governmental Authority relating to air emission standards or otherwise to Hazardous Materials all Environmental Action Requests, work orders, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacturing, processing, distribution, use, treatment, storage, disposal or transport of Hazardous Materials.

                 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Event of Default" has the meaning specified in Section 9.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Facility Documents" means, collectively, this Agreement, the Note, each Security Document, the Fee Letter, the Commitment Letter of BTCC to the Borrower and the Parent dated February 20, 1996, and the Intercompany Documents.

                 "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by it.

                 "Fee Letter" means the fee letter between the Borrower, the Parent and the Lender dated February 20, 1996.

                 "Financial Statements" means the Consolidated and consolidating balance sheet and Consolidated statement of operations and statement of cash flows and statements of changes in shareholder's equity of each of the Parent and the Borrower, for the period specified, prepared in accordance with GAAP and consistent with prior practices.

                 "Fully Satisfied" shall mean, with respect to the Obligations or Guaranteed Obligations (as defined in the Security Agreements) as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constituted Obligations or Guaranteed Obligations as the case may be shall have been paid in full in cash and (c) the Commitments shall have expired or irrevocably been terminated.

                 "Funding Date" means the date hereof.

                 "GAAP" has the meaning specified in Section 1.3.

                 "Governmental Authority" means any nation or government, any state, provincial, local, municipal or other political subdivision thereof and any entity or instrumentality (of any nature whatsoever) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and includes, without limitation, any pension board.

                 "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                 "Guaranteed Obligations" has the meaning specified in the Loan Guarantees.

                 "Guarantors" means, collectively, the Parent, Dominion Bridge, the Bidder and Cedar TCI and any other Person who is or becomes party to a Loan Guarantee pursuant to the terms of this Agreement.

                 "Guarantor's Certificate" means a certificate, to be dated the Funding Date and delivered to the Lender pursuant to Section 3.1, substantially in the form of Exhibit C.

                 "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas; (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "chemicals" or "pollutants", or words of similar import, under any Environmental Law; and (c) any other substance exposure to which is regulated under any Environmental Law.

                 "Indebtedness" of any Person means, without duplication, all indebtedness and other Obligations of such Person, contingent or otherwise:

                 (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and including any indebtedness issued in exchange for indebtedness for borrowed money);

                 (b) for or representing deferred/unpaid purchase price of property or services;

                 (c) evidenced by notes, bonds, debentures or other similar instruments;

                 (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                 (e) as lessee under leases which have been or, in accordance with GAAP should be, recorded as Capital Leases;

                 (f)  under acceptance, letter of credit or similar facilities;

                 (g) to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock, of such Person;

                 (h) arising by way of Guarantee, directly or indirectly of any Indebtedness of others referred to in clauses (a) through (g) above in any manner by such Person, or in effect arising by way of Guarantee directly or indirectly by such Person, through an agreement:

                          (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

                          (ii) to purchase, sell or lease (as lessee or lessor) Property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

                          (iii) to supply funds to or invest in the debtor (including any agreement to pay for Property or services irrespective of whether such Property is received or such services are rendered); or

                          (iv)  otherwise to assure a creditor against loss;

                 (i) under executory obligations of such Person in respect of interest rate agreements and foreign exchange and other financial hedge contracts; and

                 (j) arising by way of Lien granted by such Person, directly or indirectly with respect to any Indebtedness referred to in clauses
         (a) through (g), where such Lien is on Property (including, without limitation, accounts and contract rights) owned by such Person, and even though such Person has not assumed or become liable for the payment of such Indebtedness.

                 Notwithstanding any other provision in this definition, for the purposes of computing Indebtedness outstanding at any time, all items listed above shall be excluded to the extent that they would otherwise be eliminated as intercompany items in consolidation.

                 Any reference to Indebtedness shall also be deemed to include any renewals, extensions, deferrals, restructurings, refundings, amendments and modifications of such Indebtedness.

                 "Indemnified Party" has the meaning specified in Section 12.7.

                 "Intellectual Property" of any Person means all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of such Person's business.

                 "Intercompany Documents" means, collectively, the Intercompany Note and the Intercompany Security Documents.

                 "Intercompany Note" means the form of note evidencing Indebtedness of Dominion Bridge to the Borrower in accordance with the terms thereof, substantially in the form of Exhibit S.

                 "Intercompany Security Agreement" means, collectively, the security agreements granted by Dominion Bridge, as grantor, to the Borrower, as secured party, securing the intercompany loan obligations of Dominion Bridge, which shall be substantially in the form of Exhibit T.

                 "Intercompany Security Documents" means, collectively, each Intercompany Security Agreement and all other documents incidental thereto (e.g. Lien Statements) or otherwise securing the intercompany loan obligations of Dominion Bridge.

                 "Interest Expense" means, for any period:

                 (a) the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a Consolidated income statement of the Parent and its Subsidiaries (including, but not limited to: (i) imputed interest under Capital Leases; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (iii) the net costs associated with hedging obligations; (iv) the interest portion of any deferred payment obligation; (v) amortization of discount or premium, if any; and (vi) all other non-cash interest expense); plus, without duplication

                 (b) all capitalized interest of the Parent and its Subsidiaries for such period, all interest accrued or paid by the Parent or any of its Subsidiaries under any Guarantee of Indebtedness (including a Guarantee of principal, interest or any combination thereof) of any Person for such period; plus

                 (c) any amounts payable as dividends (whether or not paid) on preferred stock permitted to be outstanding, including without limitation the TCI Preferred Stock,

in each case determined on a Consolidated basis in accordance with GAAP, but excluding amortization of financing fees and expenses.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Inventory" has the meaning specified in the Security
Agreements.

                 "Investment" by any Person means, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for Property or services for the account or use of others) or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by, any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                 "Lender" means BT Commercial Corporation, a Delaware company.

                 "Lien" means any lien, charge, claim, mortgage, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, upon or with respect to any property including any title retention agreement or any lease in the nature thereof and any easement, right of way or other encumbrance on title to real property.

                 "Lien Legislation" means, as applicable, the UCC, the Quebec Civil Code, the PPSA, the Australian Corporations Law or similar legislation of any jurisdiction which applies to or in connection with the issue, priority, perfection, enforcement, validity or effect of Liens.

                 "Lien Statement" means, as applicable, a UCC financing statement, ASC forms 309, 350, or similar forms required by any Lien Legislation to be filed, recorded or registered with any Person (including a Governmental Authority) in order to issue, perfect, enforce, validate or effect any Lien.

                 "Loan" has the meaning specified in Section 2.1

                 "Loan Guarantees" means, collectively, each of the Loan Guarantees delivered pursuant to this Agreement, to be dated as of the First Funding Date substantially in the form of Exhibit F to I, as each of the same may be amended, supplemented or otherwise modified from time to time.

                 "Loan Party" means, collectively, the Borrower and the Guarantors.

                 "Loss" has the meaning specified in Section 11.8.

                 "Manitoba Mortgage" means the mortgage to be dated as of the Funding Date given by Dominion Bridge, as mortgagor, to the Lender, for the ratable benefit of the Lender, substantially in the form annexed hereto as Exhibit E, and any other document, incidental to such Mortgage or otherwise relating to the land referred to therein and securing the Obligations of the Borrower.

                 "Margin Regulations" has the meaning specified in Section
4.1(p).

                 "Material Adverse Effect" means, with respect to any Person, any change, or prospective change, or effect, or prospective effect, that has occurred or is threatened, and that individually or in the aggregate might be materially adverse to the business, results of operations, properties, assets, prospects or condition (financial or otherwise) of such Person or any of its Subsidiaries.

                 "Maturity Date" means April 12, 1996.

                 "MDC" means McConnell Dowell Corporation Limited (ACN 008 444
880), a company incorporated in the Australian Capital Territory.

                 "Mortgages" means, collectively, the Manitoba Mortgage and the Quebec Mortgage.

                 "Note" has the meaning specified in Section 2.3.

                 "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.1(g). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Facility Documents include the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, reimbursements, indemnities and other amounts payable by the Borrower under any Facility Document.

                 "On Market Acquisitions" means the purchase by the Bidder, as trustee for the Borrower, of 12,640,000 ordinary shares in MDC in transactions conducted through County NatWest Securities on the Australian Stock Exchange on March 21 and 22, 1996.

                 "Other Taxes" has the meaning specified in Section 2.11(b).

                 "Parent" means Cedar Group, Inc., a Delaware corporation.

                 "Performance Bonds" means guarantees, performance bonds, bid bonds, warranty bonds and surety bonds or other instrument issued by a Person in favor of a third party pursuant to which such Person undertakes or secures to pay or satisfy any claim or entitlement or payment of damages, compensation or other financial relief (whether or not up to a stated maximum amount) or to perform, execute or guarantee the performance of one or more Cedar Group Companies pursuant to a Contractual Obligation to which that Cedar Group Company is a party.

                 "Permits" has the meaning specified in Section 4.1(g).

                 "Permitted Indebtedness" means any Indebtedness expressly permitted to be incurred, created, assumed or contracted pursuant to Section 7.4.

                 "Permitted Liens" means Liens expressly permitted to exist or to be created, incurred or assumed pursuant to Section 7.3.

                 "Person" means an individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or a government or any agency or political subdivision thereof.

                 "Plan" means any pension or other similar employee benefit plan and which is (a) a plan maintained by a Cedar Group Company; (b) a plan to which a Cedar Group Company contributes or is required to contribute; (c) a plan to which a Cedar Group Company was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which a Cedar Group Company has incurred or may incur liability, including contingent liability, either to such plan or to any Person, including any administrator or Governmental Authority.

                 "Pledge Agreements" means, collectively, each of the Pledge Agreements delivered pursuant to this Agreement, to be dated as of the Funding Date in favor of the Lender, as pledgee, substantially in the form annexed hereto as Exhibit J and K, as each of the same may be amended, supplemented or otherwise modified from time to time, together with any other document required to effect such agreements.

                 "Pledged Collateral" has the meaning specified in the Pledge Agreements.

                 "Pledged Stock" has the meaning specified in the Pledge Agreements.

                 "Pledgors" means, collectively, the pledgors party to the Pledge Agreements.

                 "PPSA" means the Personal Property Securities Act of Ontario, Canada or similar in equivalent legislation in any other province of Canada (or any successor statute).

                 "Property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures) whether tangible or intangible.

                 "Quebec Mortgage" means the immovable hypothec to be dated as of the Funding Date given by Dominion Bridge to the Lender substantially in the form of Exhibit D and any other document incidental to such immovable hypothec or otherwise relating to the land referred to therein and securing the Obligations of the Borrower.

                 "Related Company" means any corporation "related" to any Loan Party within the meaning of the Income Tax Act of Canada, as in effect on the date hereof, any Affiliate of any Loan Party, or any trade or business (whether or not incorporated) which, together with a Loan Party, would be treated as a single employer.

                 "Remarketing Agreement" means the agreement between County NatWest Securities Limited and the Bidder constituted by the letters from County Natwest Securities Limited to the Parent dated January 25, 1996, February 9, 1996 and February 19, 1996.

                 "Requirement of Law" means, as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such Person, and each law, treaty, rule, regulation (including, without limitation, the Margin Regulations), interpretation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                 "Responsible Officer" means a Principal Accounting Officer, Chief Financial Officer, Chief Executive Officer, President or Treasurer of the Person, as the context requires.

                 "Reversions" means any funds which may become due to any Loan Party in connection with the termination of any Plan or other employee benefit plan.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Agreements" means, collectively, the security agreements delivered pursuant to this Agreement to be dated as of the Funding Date given by a Loan Party, as grantor, to the Lender, as secured party, each substantially in the form annexed attached hereto as Exhibit L to R, as each may be amended, supplemented or otherwise modified from time to time.

                 "Security Documents" means, collectively, the Loan Guarantees, the Mortgages, the Security Agreements, the Pledge Agreements, and all other documents incidental thereto (e.g. Lien Statements) or otherwise securing the Obligations of the Borrower or the Guaranteed Obligations.

                 "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, Contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Steen" means Steen Contractors Limited, an Ontario corporation.

                 "Subscription Agreements" means subscription agreements in the form of the Offshore Convertible Securities Subscription Agreements attached hereto as Exhibit U, for the purchase of TCI Preferred Stock.

                 "Subsidiary" of any Person means (a) any corporation a majority of the total voting power of the Voting Stock of which is at the time owned by such Person, directly or indirectly through one or more such Subsidiaries, or (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

                 "Takeover" means the offer to acquire all of the issued ordinary shares in MDC by the Bidder and the acquisition of all such shares upon the acceptance of such offer.

                 "Takeover Documents" means, collectively, the Bidder's Offer, the Part A Statement registered and served under the Australian Corporations Law on February 22, 1996, and all other agreements, notices, forms, authorities or documents required to effect the Takeover, whether issued by the Bidder, MDC or any other Person.

                 "Taxes" has the meaning specified in Section 2.11(a).

                 "TCI Preferred Stock" means the shares of 6% cumulative convertible preferred shares issued by Cedar TCI pursuant to its certificate of designation, as provided to the Lender prior to the date hereof.

                 "Termination Event" means: (a) the cessation in whole or in part by any Cedar Group Company or any Related Company of its participation in a Plan during a plan year; or (b) the filing of a notice of intent to terminate or wind up (in whole or in part) a Plan or the treatment of a Plan amendment as such a termination or wind up; or (c) the doing of or failure to do any act or thing in furtherance of any termination or wind up (in whole or in part) of any Plan or which may result in such termination or wind up; or (d) the institution of any proceedings or action by the Pension Commission of Ontario, any other Governmental Authority or any other Person to terminate, wind up (in whole or in part) or have a trustee appointed to administer a Plan; or (e) any determination that a wind up (in whole or in part) or termination of any Plan has occurred or will occur; (f) any Cedar Group Company being required to make any payment in respect of any unfunded liability or solvency deficiency in respect of any Plan in addition to its minimum regular monthly contribution amounts from time to time required (inclusive of current service, solvency and unfunded liability payments) in respect thereof; (g) any other event or condition which may, as determined by the Lender in the exercise of its discretion, constitute grounds for the termination or winding up (in whole or in part) of or the appointment of a trustee to administer, any pension Plan or which may (as determined by the Lender in its discretion) give rise to any Lien in favor of any Person (except in respect of the regular monthly contribution amount).

                 "Transaction Documents" means, collectively, the Facility Documents, the Intercompany Documents, the Takeover Documents, the Remarketing Agreement and the UDIL Agreement, or any one of them as the context requires.

                 "UCC" has the meaning specified in the Security Agreements.

                 "UDIL" means United Dominion Industries Ltd., a company incorporated under the Canada Business Corporation Act.

                 "UDIL Agreement" means the Purchase and Settlement Agreement dated as of December 28, 1995 between UDIL, the Parent and Dominion Bridge.

                 "United States" and "U.S." each means United States of
America.

                 "Voting Stock" means capital stock issued by, or equivalent interests in, any Person, the holders of which are ordinarily, in the absence of any contingency, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                 "Wholly Owned Subsidiary" means any Subsidiary all of whose outstanding Voting Stock (other than directors' qualifying shares, if any) is owned, directly or indirectly, by the Borrower or the Parent, as the context requires.

                 Section 1.2.  Computation of Time Periods.

                 In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                 Section 1.3.  Accounting Terms.

                 All accounting terms herein shall be construed in accordance with generally accepted accounting principles ("GAAP") on the date hereof consistent with those applied in the preparation of the Financial Statements referred to in Section 4.1(h). All financial computations required by this Agreement or any document or certificate contemplated hereby shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements referred to in Section 4.1(h). If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board, the Accounting Principles Board, or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Parent and its Subsidiaries shall be the same after such changes as if such changes had not been made.

                 Section 1.4.  Interpretation Generally.

                          (a)  The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                          (b)  The words section, subsection, schedule and
exhibit are to this Agreement unless otherwise specified.

                          (c)   The meaning of defined terms shall be equally
applicable to the singular and plural forms of the defined terms.

                          (d)  The headings of the several articles and
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                          (e)  A document, notice, note, bill of exchange or
other instrument shall be deemed to have been validly signed and executed if it has been signed by either an original signature or a facsimile signature or stamp.

                          (f)  All references to amounts of money shall, unless
otherwise indicated, be references to United States dollars.

                          (g)   The expression "Lender" shall so be construed
as to include its successors and permitted assigns.

                 Section 1.5.  Precedence.

                 In the event that any provision of any other Facility Document contradicts or is otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement shall take precedence over those contained in the other Facility Document.

                 Section 1.6.  Interest Act (Canada).

                 For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.


                                   ARTICLE II

                                    THE LOAN

                 Section 2.1.  The Loan.

                 Subject to and upon the terms and conditions of this Agreement, the Lender agrees to make a loan to the Borrower (the "Loan") in a sum of $26,000,000.

                 Section 2.2.  [left blank intentionally]

                 Section 2.3.  The Note.

                 The obligation of the Borrower to repay the Loan shall be evidenced by a note (the "Note"), dated the Funding Date, payable to the order of the Lender in the principal amount of the Loan and otherwise substantially in the form of Exhibit A attached hereto. The Lender is hereby authorized to record on its books and records, the date and amount of the Loan, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any incorrect recordation shall not affect the Obligations of the Borrower hereunder or under the Note. The Note shall be stated to mature on the Maturity Date.

                 Section 2.4.  [left blank intentionally]

                 Section 2.5.  Repayment of the Loan.

                 (a) Voluntary Repayment. The Borrower may repay, in whole or in part, the outstanding principal amount of the Loan, at any time and from time to time upon giving at least one Business Day's prior (irrevocable) written notice of its intent to prepay the Loan.

                 (b) Mandatory Repayment. The Loan shall mature on the Maturity Date and shall be repaid by the Borrower on that date, without premium or penalty or further action on the part of the Lender.

                 Section 2.6.  [left blank intentionally]

                 Section 2.7.  Interest.

                 (a) Interest. The Borrower shall pay interest on the unpaid principal amount of the Loan from the Funding Date until such principal amount has been repaid in full, payable upon each prepayment (on the amount prepaid) and at maturity, in all cases at an annual rate equal to the Adjusted Base Rate, which annual rate shall change simultaneously with each change in the Base Rate.

                 (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay, on demand, interest on the unpaid principal amount of the Loan at a rate per annum equal to the non-default rate of interest required to be paid on the unpaid principal amount of the Loan during such period plus 2% per annum.

                 Section 2.8.  Mandatory Prepayments.

                 (a) Prepayment Events. The following events shall be Prepayment Events:

                          (i) the sale, lease, license, transfer or other disposition of any assets of any Cedar Group Company, other than transactions permitted under Section 7.2;

                          (ii) the receipt of proceeds by any Cedar Group Company of any insurance payment or condemnation award in respect of the loss, damage, destruction or taking of an asset of any Cedar Group Company;

                          (iii) the issue of any equity or convertible securities by any Cedar Group Company;

                          (iv) the sale or other disposition of any share in MDC by any Cedar Group Company, whether pursuant to the Remarketing Agreement or otherwise; and

                          (v) the receipt by a Cedar Group Company of a windfall gain (such as a judgment or similar award).

                 (b) Prepayment. Upon the occurrence of a Prepayment Event, the Borrower shall prepay the Loan in an amount equal to the lesser of (i) the sum of the then outstanding principal amount of the Loan, together with accrued interest to the date of such prepayment and all fees, expenses and other payments due to the Lender and (ii) the amount equal to the cash proceeds received or receivable from such sale, lease, license, transfer or other disposition, insurance payment, condemnation award, issue or receipt, except in the case of the issue of equity or convertible securities where the amount to be prepaid shall be limited to the first $11,515,000 of net proceeds. Any prepayment referred to in this Section shall be applied in accordance with
Section 2.9(e).

                 Section 2.9.  Payments and Computations.

                 (a) Payments. The Borrower shall make each payment hereunder and under the Note not later than 11:00 am (New York time) on the day when due, in United States dollars, to the Lender in immediately available funds. Such payments shall be made by wire transfer to the account of the Lender at 14 Wall Street, New York, New York 10005, United States of America, ABA #021001033 (Account #00124556), Attention: Bruce Addison, or such other account as the Lender may designate to the Borrower by notice.

                 (b) Computations. All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate or fee hereunder and under the Note shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Business Day. Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall, in each case, be included in the computation of payment of interest or any fee, as the case may be; provided, however, that if such extension would cause the payment of interest on or principal of the Loan to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

                 (d) No Defense. To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Note regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority and which may adversely affect the Borrower's obligation to make, or the right of the Lender to receive, such payments.

                 (e) Allocation. Any money paid to, received by, or collected by the Lender pursuant to this Agreement or any other Facility Document, (including on the sale or other realization upon any Collateral), shall be applied in the following order, at the date or dates fixed by the Lender:

                          First: to the payment of all amounts due under the Fee Letter;

                          Second: to the payment of all costs, expenses, other fees, commissions and taxes incurred by the Lender (including costs and expenses of collection or other realization incurred in relation to the Collateral);

                          Third: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                          Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Note or any other Facility Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Note for principal; and

                          Fifth: the balance, if any, to the Person lawfully entitled thereto (including the relevant Loan Party or its successors and assigns).

                 Section 2.10.  Use of Proceeds.

                 (a) Purpose. Subject to the limits set forth in Section 2.10(b), the Borrower agrees to use the proceeds of the Loan as follows:

                          (i) to use such amount as is necessary, but not to exceed $16,000,000, to pay for all shares of MDC acquired in the On-Market Acquisitions, plus related stamp duty;

                          (ii)  to use $1,200,000 to pay certain fees
         associated with the Transaction Documents and the transactions contemplated thereby;

                          (iii) to use $7,250,000 for the purpose of making intercompany loans (pursuant to the terms of and evidenced by Intercompany Note) to Dominion Bridge to allow it to refinance certain outstanding Indebtedness to the Royal Bank of Canada as specified in a letter delivered to the Lender pursuant to Section 3.1(c); and

                          (iv) to use the remaining amount for general working capital requirements of the Borrower or Dominion Bridge.

                 Section 2.11.  Taxes.

                 (a) Taxes. Any and all payments by the Borrower hereunder or under the Note shall be made, in accordance with Section 2.9, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, additions to tax, interest, penalties and all other liabilities with respect thereto, excluding taxes imposed or levied on or measured by the overall net income of the Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any

Taxes from or in respect of any sum payable hereunder or under the Note to the Lender or any of its Affiliates who may become the holder of the Note: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Lender or any of its Affiliates receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Note or other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Facility Documents (hereinafter referred to as "Other Taxes") and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such Other Taxes.

                 (c) Indemnity. The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.11) paid by the Lender or any of its Affiliates and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within seven (7) days from the date the Lender or any of its Affiliates makes written demand therefor.

                 (d) Furnish Evidence. Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Lender, in accordance with Section 12.2, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under a Note by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines no Taxes or Other Taxes are payable in respect of any payment hereunder or under such Note, the Borrower will furnish to or will cause such payor to furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Lender, stating that such payment is exempt from or not subject to Taxes or Other Taxes. For purposes of this Section 2.11(d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                 (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of all amounts due hereunder and under the Note.

                 Section 2.12.  Increased Cost.

                 (a) Increased Cost. If the Lender determines that the adoption of any applicable law, rule, regulation, directive or guideline (including those regarding capital adequacy), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or the effectiveness after the date hereof of any of the foregoing which have been previously adopted but are not yet fully effective (including, but not limited to, each phase in the effectiveness of the "Risk-Based Capital Guidelines" which have been previously adopted by the United States Office of the Comptroller of the Currency and certain other United States banking regulatory agencies), or compliance by the Lender with any direction, requirement or request regarding capital adequacy (whether or nor having the force of law) of any Governmental Authority, central bank or comparable agency:

                          (i) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased as a consequence of such Lender's obligations under this Agreement (taking into consideration the Lender's policies (in effect on the date hereof) with respect to capital adequacy and the Lender's targeted return on capital);

                          (ii) has or would have the effect of reducing the rate of return on the capital or assets of the Lender or the Lender's holding company as a consequence of its Obligations hereunder; or

                          (iii) subjects or would subject the Lender to any tax, duty or other charge, or changes or would change the basis of taxation of the Loan (other than income taxes payable by the Lender), then, from time to time upon receiving notice as described in Section 2.12(b) from the Lender, the Borrower shall promptly pay to the Lender, any additional amounts as will compensate the Lender and/or any corporation controlling the Lender for such change or effect.

                 (b) Notice, Evidence. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section
2.12. A certificate of the Lender claiming compensation under this Section and setting forth in reasonable detail the basis for and the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                 Section 2.13.  [left blank intentionally]

                 Section 2.14.  Right of Set Off

                 In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Loan Party authorizes the Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to a Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in any currency and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of the Lender wherever located) to or for the credit or the account of the relevant Loan Party against and on account of the Obligations of the Loan Party to the Lender under this Agreement, the Loan Guarantees or under any of the other Facility Documents, including, without limitation, all interests in or participations in the Obligations purchased by the Lender pursuant to Article 11, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Facility Document, irrespective of whether or not the Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.


                                  ARTICLE III

                             CONDITIONS TO LENDING

                 Section 3.1.  Conditions Precedent to Making the Loan.

                 The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent, each of which shall be satisfactory to the Lender:

                 (a) Loan Agreement. The Lender shall have received this Agreement, duly executed by all the Loan Parties.

                 (b) Facility Documents. The Lender shall have received the following documents, each duly executed by all relevant parties and dated the Funding Date:

                          (i) an appropriately completed Note to the order of the Lender;

                          (ii)  each of the Mortgages;

                          (iii)  each of the Security Agreements;

                          (iv) each of the Pledge Agreements together with (A) the share certificates for all of the Pledged Stock in certificated form which is delivered in connection with the Pledge Agreements; (B) an undated stock power or share transfer form for each such share certificate, duly executed in blank and delivered by a duly authorized officer of the Pledgor of such Pledged Stock represented by such stock certificate; (C) a certified copy of resolutions of the directors and shareholders of any Canadian incorporated issuer of the Pledged Shares (other than Steen) approving the hypothecation and pledge of the Pledged Shares to the Lender, the notation of the Lender's interest on the relevant Pledged Share certificate(s) and in the shareholder ledgers of the Pledgor, any further transfers of the Pledged Shares made pursuant to the relevant Pledge Agreement and the recording of same in the books and records of the Pledgor and such issuer, and which resolution shall state that it may not be amended or revoked without the prior written consent of the Lender; (D) a certified copy of resolutions of the directors and the shareholders of Dominion Bridge and the Borrower irrevocably agreeing to approve the registration of any transfer of the pledged shares upon the sale of those shares in exercise of the Lender's rights of enforcement under the Security Documents; (E) the original Declarations of Trust; (F) the Intercompany Note; and (G) the agreements referred to in Section 3.1(l)(ii) and (iii) below.

                          (v)   each Loan Guarantee;

                          (vi) a Declaration of Possession in relation to the Manitoba Mortgage;

                          (vii) an appropriately completed Intercompany Note to the order of the Borrower from Dominion Bridge;

                          (viii)  each Intercompany Security Agreement;

                          (ix) an appropriately completed Lien Statement for each of the Loan Parties with respect to each of the jurisdictions and locations listed on Schedule 4.1(ac) and the Mortgages;

                          (x) an appropriately completed Lien Statement for Dominion Bridge with respect to each of the jurisdictions and locations listed on Schedule 4.1(ad);

                 (c) Royal Bank of Canada Documents. A waiver or consent letter, dated the Funding Date and signed by Royal Bank of Canada, (w) consenting to the execution of the Facility Documents and the Intercompany Documents on the Funding Date; (x) terminating the loan arrangements between the Royal Bank of Canada and all Cedar Group Companies (other than Steen) and agreeing that no further loans will be made to any Cedar Group Company; (y) specifying the amount of all indebtedness owed by each Cedar Group Company to Royal Bank of Canada (which amount must correspond with the amount stipulated in Section 2.10; and (z) agreeing to release and discharge all Liens held by Royal Bank of Canada over the assets of any Cedar Group Company (other than Steen) as soon as practicable.

                 (d) Effectiveness Certificate. The Lender shall have received a duly completed Effectiveness Certificate duly executed by a Responsible Officer of the Borrower and the Parent, dated the Funding Date containing the certifications specified in Exhibit B and to which is attached true and correct copies of each of the documents specified therein. The Effectiveness Certificate and each such attachment shall be in form and substance satisfactory to the Lender.

                 (e) Guarantor's Certificates. The Lender shall have received a duly completed Guarantor's Certificate from each Guarantor duly executed by a Responsible Officer of the relevant Guarantor, containing the certifications specified in Exhibit C and to which is attached true and correct copies of each of the documents specified therein, each such Guarantor's Certificate and each such attachment to be in form and substance satisfactory to the Lender.

                 (f)  Legal Opinions.  The Lender shall have received:

                          (i) a favorable opinion of Buchanan Ingersoll, New York and U.S. counsel to the Borrower;

                          (ii) a favorable opinion of Chris Theodoropoulos, General Counsel to the Borrower;

                          (iii) a favorable opinion of Smith Lyons Torrance Stevenson & Mayer, Ontario counsel to the Borrower;

                          (iv) a favorable opinion of Pouliot Mercure, Canadian counsel to the Borrower (including a title opinion with respect to the land the subject of the Quebec Mortgage);

                          (v) a favorable opinion of Freehill Hollingdale & Page, Australian counsel to the Borrower;

                          (vi) a favorable opinion of Dempsey & Company, Turks & Caicos Islands counsel to the Borrower; and

                 All such opinions shall be accompanied by copies of the legal opinions, if any, upon which counsel rely and, in each case, shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance satisfactory to the Lender and shall cover such matters relating to the transactions contemplated by the Transaction Documents as the Lender may require.

                 (g)  [Left blank intentionally].

                 (h) Steen. The Lender shall have received evidence that the Parent is the legal and beneficial owner of at least 75% of the issued capital of Steen and that the Parent is entitled to acquire the remaining 25% of the issued capital of Steen in its own name.

                 (i) Dominion Bridge. The Lender shall have received evidence satisfactory to the Lender that (i) Dominion Bridge is a Wholly Owned Subsidiary of the Borrower; (ii) all obligations or liabilities of any kind of any Cedar Group Company to UDIL shall have been terminated or released in full (other than the obligation of the Parent to issue equity in accordance with the UDIL Agreement and other than the Specified Financial Obligations, as defined in the UDIL Agreement, and the other obligations outlined in the UDIL Agreement); (iii) all Liens held by UDIL or any of its Affiliates over the assets of any Cedar Group Company have been discharged and released in full.

                 (j) Cedar Group Australia. The Lender shall have received evidence satisfactory to it that (i) the Articles of Association of the Bidder have been amended to permit the sale of shares in the Bidder by the Lender without restriction, in a form and substance acceptable to the Lender; (ii) the Bidder is a Wholly Owned, direct Subsidiary of the Borrower; and (iii) that Cedar Australia has no liabilities or obligations to any Person and has gross assets of less than AUD $10,000.

                 (k) CT Corporation. The Lender shall have received evidence satisfactory to it that CT Corporation System has accepted the appointment of agency by each Loan Party pursuant to this Agreement and the other Facility Documents.

                 (l) Cedar (TCI). The Lender shall have received (in a form and substance satisfactory to it) a copy of (i) the terms of issue of the TCI Preferred Stock; (ii) the agreement between Cedar TCI and the Parent pursuant to which the proceeds of issuance of the TCI Preferred Stock was made available to the Parent; (iii) the agreement between the Parent and the Borrower pursuant to which the proceeds of the arrangement referred to in (ii) above were made available to the Borrower by the Parent; (iv) a copy of duly completed, executed and dated Subscription Agreements between TCI, the Parent and financially reputable purchasers satisfactory to the Lender, pursuant to which the purchasers commit to acquire TCI Preferred Stock in an amount which exceeds $11,515,000 on or before Friday, March 29, 1996, which Subscription Agreements shall be in full force and effect; (v) an irrevocable direction signed by Cedar TCI and the Parent addressed to Shoreline Pacific, Financial West Group, as placement agent, directing such placement agent to pay the first $10,000,000 of net proceeds of the Subscription Agreements received from the Purchasers directly to the Lender to the account specified in Section 2.9(a) on or before Friday March 29, 1996; (vi) a copy of an acknowledgement agreement from Shoreline Pacific addressed to the Lender agreeing to comply with the irrevocable direction referred to in (v) above; and (vii) a copy of the placement agency agreement between Cedar (TCI), the Parent and Shoreline Pacific. .

                 (m)  [Left blank intentionally]

                 (n) Representations and Warranties. The representations and warranties of the Loan Parties or any other Person (other than the Lender) contained in any Transaction Document shall be true and correct in all material respects on such date both before and after giving effect to the making of the Loan.

                 (o) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing either before or after giving effect to the making of the Loan.

                 (p) Takeover. The Lender shall have received evidence satisfactory to the Lender:

                          (i)   that the purchase of the On-Market
                 Acquisitions, when added to the existing entitlement to ordinary shares in MDC of the Borrower and after payment of the takeover price and all applicable stamp duty, entitle the Bidder (as trustee for the Borrower) to be registered as the
                 holder of not less than     50% of the issued ordinary shares
                 of MDC;

                          (ii) that the Remarketing Agreement is in full force and effect, without amendment or modification from that delivered to the Lender on February 20, 1996;

                 (q) Additional Matters. All corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Facility Documents or the Transaction Documents or which, in the discretion of the Lender, affect the Loan, the Takeover or the transactions contemplated by the Transaction Documents shall be in form and substance satisfactory to the Lender and its counsel.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Section 4.1.  Representations and Warranties.

Each Loan Party hereby jointly and severally represents and warrants to the Lender and the Lender that each of the statements set forth below are true, correct and complete:

                 (a) Due Incorporation, Etc. Each Cedar Group Company is a corporation duly organized, validly existing and (to the extent applicable under the laws of the jurisdiction of its incorporation) in good standing under the laws of its jurisdiction of incorporation (as shown on Schedule 4.1(n)) and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Cedar Group Company is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a Material Adverse Effect.

                 (b) Corporate Power, Etc. Each Loan Party and Steen has full corporate power and authority to enter into, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated by each such Transaction Document, and has taken all necessary corporate action to authorize the execution, delivery and performance of each Transaction Document to which it is a party, and to authorize the transactions constituting the use of the proceeds of the Loan as described in Section 2.10. This Agreement has been, and each of the other Transaction Documents will be, executed and delivered by a duly authorized officer of the Borrower and each other Cedar Group Company party thereto.

                 (c) Validity of Facility Documents. Each Facility Document when duly executed and delivered will constitute the legal, valid and binding obligation of each party thereto other than the Lender or the Lender, enforceable against each such party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (d) Validity of Intercompany Documents. Each Intercompany Document when duly executed and delivered will constitute the legal, valid and binding obligation of the Borrower and Dominion Bridge, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (e) No Conflict. Neither the execution and delivery of any Transaction Document to which it is, or will be, a party by any Cedar Group Company nor the performance by any Cedar Group Company of their respective obligations thereunder, nor the consummation of the transactions contemplated thereby, including the transactions constituting the use of the proceeds of any Loan as described in Section 2.10 will:

                           (i) conflict with the charter, by-laws, memorandum of association, articles of association, certificate of incorporation, operating agreement or similar organizational document of any Cedar Group Company;

                           (ii) violate or conflict with any current provision of any Requirement of Law applicable to any Cedar Group Company; or

                          (iii) conflict with or result in a breach of, or constitute a default under any Contractual Obligation to which a Cedar Group Company is a party or by which any of its assets are bound;

                          (iv) conflict with, violate or breach any order, award, writ, injunction or decree of any court, arbitrator or Governmental Authority; or

                          (v) result in the creation or imposition of any Lien (other than the Liens created pursuant to the Security Documents or the Intercompany Security Documents) upon any of the Property of any Cedar Group Company.

                 (f) No Approvals, No Recordation, Etc. This Agreement, each Loan Guarantee, each Security Document and each Intercompany Security Document is in proper legal form for the enforcement hereof and thereof against the Loan Parties, under the respective laws of the jurisdiction of their organization or of the laws of the jurisdictions in which the Collateral is located. No order, license, consent, authorization or approval of, or exemption by, or notice to, filing with, publication or registration with, any other Person (including, without limitation, stockholders or creditors of any Cedar Group Company or any Governmental Authority or regulatory body) is required in connection with the execution, delivery and performance by any Cedar Group Company of any Transaction Document, or for the legality, validity, binding effect, enforceability, priority or admissibility in evidence thereof, except for:

                          (i)  the filing of Lien Statements listed on
         Schedules 4.1(ac) and 4.1(ad) to perfect the Liens that can be perfected by such filings and for the granting of Liens in the Collateral pursuant to the Security Documents and the Intercompany Security Documents, as the case may be;

                          (ii) the filings required under the laws of the Provinces of Quebec and Manitoba in Canada in connection with the Mortgages.

                          (iii) the payment of applicable stamp duty in connection with the pledge of shares and assets by the Bidder;

                          (iv) the payment of applicable stamp duty in connection with the Declarations of Trust;

                          (v) such consents required or purportedly required only in connection with the execution, delivery or performance of any Security Document or Intercompany Security Document, the absence of which, in the aggregate, would not have a Material Adverse Effect on the value of such category of the Collateral; and

                          (vi) any consents, licenses, permits, approvals, authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect and copies of which have been provided to the Lender.

                 (g) Permits, Etc. Each Cedar Group Company possesses all certificates, licenses, authorities or permits and other governmental authorizations (collectively, "Permits") issued by the appropriate Governmental Authorities necessary to conduct the business now operated by it, and all such Permits are in full force and effect. Each Cedar Group Company is operating in compliance with the Permits in all material respects and no Cedar Group Company has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or might have a Material Adverse Effect.

                 (h)  Financial Statements.

                          (i) Each of the balance sheet of the Parent and the Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of September 30, 1995, and the related statement of income and cash flows of the Parent, and the Consolidated and consolidating statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year ended September 30, 1995, (accompanied by an opinion of Ernst & Young), copies of which have been furnished to the Lender, fairly present the financial position of the Parent and the Consolidated financial position of the Parent and its Subsidiaries as of September 30, 1995 and the results of the operations of the Parent and the Consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date.

                          (ii) Each of the unaudited balance sheet of the Parent and the Consolidated and consolidating unaudited balance sheets of the Parent and its Subsidiaries as of December 31, 1995, and the related statement of income and cash flows of the Parent, and the Consolidated and consolidating statements of income and cash flows of the Parent and its Subsidiaries for the three month period ended December 31, 1995, copies of which have been furnished to the Lender, fairly present the financial position of the Parent and the Consolidated financial position of the Parent and its Subsidiaries as of December 31, 1995 and the results of the operations of the Parent and the Consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date.

                          (iii) All of the financial statements referred to in the previous two paragraphs, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

                          (iv) No Cedar Group Company has any material
         Contingent Liability or any other material obligation, liability or commitment, other than those which are either (A) reflected in the financial statements referred to in paragraphs (i) or (ii) above or
         (B) permitted to be incurred under this Agreement.

                 (i) Good Title to Properties. Each Cedar Group Company has good and marketable title to, or valid leasehold interests in, their respective Properties, free and clear of all Liens, except (i) as set forth in the Security Documents and the Intercompany Security Documents and (ii) as described on Schedule 4.1(i). The Properties of each Cedar Group Company are in good repair (reasonable wear and tear excepted), adequately insured and suitable for their respective uses.

                 (j) No Material Adverse Change. Since September 30, 1995, there has occurred no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of any Cedar Group Company, the Parent and its Subsidiaries taken as a whole, or, to the knowledge of the Loan Parties, MDC, which has or might have a Material Adverse Effect.

                 (k) Litigation, Etc. Except as disclosed on Schedule 4.1(k), there is no pending or threatened litigation, investigation, inquiry, dispute, action, suit or proceeding of or before any court, arbitrator or Governmental
Authority:

                 (i) seeking to restrain or prohibit the execution or delivery of the Facility Documents or any other Transaction Document or seeking to restrain or prohibit the performance of any of the transactions contemplated thereby, including transactions constituting the use of proceeds of the Loan as described in Section 2.10;

                 (ii) imposing material limitations on, or resulting in a material delay in, the ability of any Person to execute or deliver the Facility Documents or any other Transaction Document or perform any of the transactions contemplated thereby, including transactions constituting the use of proceeds of the Loan as described in Section 2.10;

                 (iii) which seeks to enjoin or prevent, or which purports to affect the legality or validity of the Facility Documents or any other Transaction Document or transactions contemplated thereby, including transactions constituting the use of proceeds as described in Section 2.10;

                 (iv) which purports to affect the legality, validity or enforceability of any Facility Document or any other Transaction Document; or

                 (v)  which has or might have a Material Adverse Effect.

                 (l) No Violation, Etc. No Cedar Group Company is in violation of:

                          (i) any term of its respective charter, by-laws, memorandum of association, articles of association, certificate of incorporation, operating agreement or similar organizational document;

                          (ii) any Requirement of Law;

                          (iii) any term of any Contractual Obligation; or

                          (iv) any order, award, writ, injunction or decree of any court, arbitrator or Governmental Authority to which it is a party or by which it is bound in any respect,

which individually or in the aggregate has or might have a Material Adverse Effect.

                 (m) Indebtedness. At the time of and immediately after giving effect to the Loan and the transactions constituting the use of proceeds as described in Section 2.10, no Cedar Group Company has any Indebtedness, other than Indebtedness expressly permitted under Section 7.4.

                 (n) Subsidiaries. Set forth on Schedule 4.1(n)A is a complete and accurate list of all Subsidiaries of the Parent showing (as to each Subsidiary) (i) the jurisdiction of its incorporation, (ii) the number of shares of each class of capital stock authorized, and the number outstanding,
(iii) the percentage of the outstanding shares of each such class owned (directly or indirectly) by the relevant holder and (iv) the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights (together with an accurate description of any such rights). All of the outstanding shares of capital stock of each Subsidiary of the Parent are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens except for Liens created by the Security Documents or the Intercompany Security Documents. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in any Cedar Group Company other than as described on Schedule 4.1(n)A. Attached as Schedule 4.1(n)B is an organizational chart for the Parent and its Subsidiaries as in effect on the date of this Agreement.

                 (o) Use of Proceeds. All proceeds of the Loan will be used by the Borrower solely for the purposes set forth in Section 2.10 and the proceeds of all loans made pursuant to the Intercompany Note will be used by each Borrowing Subsidiary solely for the purpose set forth in the relevant Intercompany Documents.

                 (p)  Government Regulation.

                          (i) Margin Stock. No Cedar Group Company is engaged or proposes to engage in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U and X issued by the Board of

         Governors of the Federal Reserve System from time to time and all official rulings and interpretations thereunder or thereof (the "Margin Regulations"); and no part of the proceeds of the Loan will be used directly or indirectly to purchase or convey margin stock within the meaning of the Margin Regulations or used for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

                          (ii) Investment Company Act. No Cedar Group Company is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

                          (iii) Other Regulations. No Cedar Group Company (A) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (B) is subject to regulation under the Federal Power Act or the Interstate Commerce Act or (C) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than Federal and state securities laws.

                 (q) Solvency. (i) Each Loan Party and Steen is, and (ii) the Parent and its Subsidiaries, taken as a whole, are, and immediately after giving effect to the Loan and the transactions contemplated by the Transaction Documents, including the transactions constituting the use of proceeds as described in Section 2.10, will be, Solvent.

                 Each Cedar Group Company is in compliance with all Requirements of Law applicable to it with respect to capitalization and, to the knowledge of any Loan Party, has sufficient capital with which to conduct its business in accordance with past practice. No Cedar Group Company is undercapitalized to such an extent that, solely as a result of such undercapitalization (i) any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Cedar Group Company or (ii) the loans evidenced by the Intercompany Note to any Borrowing Subsidiary would be subordinated to any obligations of such Borrowing Subsidiary owing to any other Person.

                 (r)  Taxes.

                          (i) Each Cedar Group Company has filed all tax returns (domestic and foreign) required to be filed by it and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Material Adverse Effect and which are being contested in good faith and by proper proceedings if the relevant company has maintained adequate reserves with respect thereto in accordance with GAAP.

                          (ii) There have been no adjustments to the Federal income tax liability of any Cedar Group Company proposed by the Internal Revenue Service or Revenue Canada. No issues have been raised by the Internal Revenue Service or Revenue

         Canada in respect of the open returns that, singly or in the aggregate, has or might have a Material Adverse Effect.

                          (iii) The aggregate unpaid amount of adjustments to the state, local and foreign tax liability of the Cedar Group Companies proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $100,000. No issues have been raised by such taxing authorities that, singly or in the aggregate, have or might have a Material Adverse Effect.

                          (iv) No Cedar Group Company has been audited by any taxing authority.

                 (s)  Employee Matters.

                          (i) No Cedar Group Company nor any Related Company is or is required to be a member of, or a party to, any employee benefit, pension or similar plan regulated or affected by ERISA.

                          (ii) No Cedar Group Company nor any Related Company has any Plan other than those listed on Schedule 4.1(s) hereto and all monthly and other payment obligations in respect of any Loan Party's Plans which is a registered pension plan (on account of contributions, special contributions or unfunded liability or solvency deficiency deficiencies) are accurately set forth on Schedule 4.1(s);

                          (iii) No Plan which is a registered pension plan has been terminated or partially terminated, nor have any proceedings been instituted to terminate in whole or in part any such Plan;

                          (iv) No Cedar Group Company nor any Related Company has ceased to participate (in whole or in part) as a participating employer in any Plan which is a registered pension plan;

                          (v) except as disclosed on Schedule 4.1(s), no Cedar Group Company nor any Related Company has or will have any unfunded liability on wind up, including contingent unfunded liability on wind up, to any Plan which is a registered pension plan or any solvency deficiency in any such Plan;

                          (vi) except as disclosed on Schedule 4.1(s), no Cedar Group Company nor any Related Company has any liability in respect of any Plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due;

                          (vii)  each Cedar Group Company has made all
         contributions to its Plans required by law or the terms thereof to be made by it when due and it is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements and similar documents in respect of the

         Plans required to be made or paid by it pursuant to any Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement;

                          (viii) no Cedar Group Company is liable or, to the best of its knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any Plan which is a registered pension plan, any fiduciary duty, any law or agreement in relation to any such Plan and, except as disclosed on Schedule 4.1(s), does not have any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records;

                          (ix) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the books and records of each Cedar Group Company;

                          (x) without limiting the foregoing, all of the Plans are duly registered where required by, and are in compliance and good standing in all material respects under, all Requirements of Law, including, without limitation, the Income Tax Act of Canada, the Pension Benefits Act of Ontario and other, similar provincial laws, any successor legislation thereto, and other applicable laws of any jurisdiction; and

                          (xi) except for claims for benefit payments in the normal course, there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefit payment other than in the normal course or that could give rise to any material liability).

                 (t)  Environmental Laws.

                          (i) Compliance. Except as disclosed in Schedule 4.1(t), each Cedar Group Company complies, and the operations and Properties of each Cedar Group Company comply, with all Environmental Laws, except for non-compliance which singly or in the aggregate might have a Material Adverse Effect or adversely affect the value of such Properties as Collateral. All necessary Environmental Permits have been obtained and are in effect for the operations and Properties of each Cedar Group Company, except for such Environmental Permits where the failure to obtain the same, in the aggregate, does not or might not have a Material Adverse Effect or does not adversely affect the value of any Property as Collateral. Each Cedar Group Company is in compliance in all material respects with all such Environmental Permits and no circumstances exist that could (x) form the basis of an Environmental Action against any Cedar Group Company or any of their respective Properties that could have a Material Adverse Effect or (y) cause any such Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                          (ii) Hazardous Materials. No Cedar Group Company has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or in the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list. Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any Property of any Cedar Group Company or, to the knowledge of any Loan Party, any adjoining Property, except in compliance in all material respects with all Environmental Laws and Environmental Permits. All other waste generated at any Property of a Cedar Group Company has been disposed of in compliance in all material respects with all Environmental Laws and Environmental Permits, except in any such case, any such actions that, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (u) Disclosure. All information which has been made available to the Lender by any Cedar Group Company or any of their representatives in connection with the Transaction Documents or the transactions contemplated hereby or thereby, to the best of the Borrower's knowledge, was, or has been subsequently supplemented (including by the Schedules attached hereto) so as to be, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All financial projections and pro forma statements that have been prepared by or on behalf of the Borrower and made available to the Lender have been prepared in good faith based upon assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such projections and pro forma financial statements and represented, at the time of delivery, the Borrower's best estimate of the future financial performance. No fact is known to any Loan Party or any officer of any Loan Party, which could or might have a Material Adverse Effect, other than has been set forth in the Financial Statements referred to in
Section 4.1(h), or otherwise disclosed in writing to the Lender prior to the Funding Date (a list of which disclosures is contained on Schedule 4.1(u)).
The Loan Parties have fully disclosed in writing to the Lender all facts relating to any Cedar Group Company, the Transaction Documents, the Collateral and anything in connection with them which could be material to the assessment and amount of risk underwritten by the Lender in entering into this Agreement and the other Facility Documents and doing anything in connection with it.

                 (v) Transaction Documents. The Transaction Documents disclosed to the Lender with the Effectiveness Certificate or otherwise delivered to the Lender on or before the Funding Date constitute all the material agreements and understandings of the parties thereto relating to the matter thereof and the transactions contemplated thereby. There has been no breach or default of any provision of any Transaction Document by any party thereto. To the knowledge of the Loan Parties, all representations and warranties set forth in the Transaction Documents by the parties thereto true and correct on the Funding Date (except to the extent that such representations and warranties expressly relate to an earlier date) as if such representations and warranties were made on and as of such date.

                 (w) Pledged Shares. Each Pledgor has good title to the Pledged Shares referred to in the Pledge Agreement to which it is or will be a party, free and clear of all Liens, other than as created by the Security Documents or the Intercompany Security Documents.

                 (x) Representations. No representation or warranty made by any Cedar Group Company under or in connection with any Transaction Document, or any other document furnished to the Lender in connection with the transactions contemplated hereby or thereby, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading; and there is no fact known to any Cedar Group Company which has, or might have, a Material Adverse Effect, or which, to the best knowledge of each Cedar Group Company based on facts currently known to it, might in the future have a Material Adverse Effect.

                 (y) Intellectual Property. Each Cedar Group Company has the right to use its Intellectual Property. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does it know of any valid basis for any such claim. To the knowledge of any Loan Party, the use of such Intellectual Property does not infringe on the rights of any Person.

                 (z) Brokerage Commissions. Except for fees paid to the Lender hereunder and to County NatWest Securities Pty Limited pursuant to the Remarketing Agreement, no Person is entitled to receive from any Cedar Group Company any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document. No brokerage or other fee, commission or compensation is to be paid by the Lender by reason of any act, alleged act or omission of any Cedar Group Company with respect to the transactions contemplated by this Agreement or any other Transaction Document.

                 (aa) Stock as Collateral. The Collateral does not include any shares or stock in any corporation, other than the Pledged Shares.

                 (ab) Pledge Agreements. Each Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor party thereto, enforceable against it in accordance with its terms. Upon delivery to the Lender of the stock certificates evidencing the Pledged Stock, each Pledge Agreement creates in favor of the Lender a legal, valid and enforceable Lien in the Pledged Collateral (as defined in the Pledge Agreement) and proceeds thereof and constitutes a fully perfected, first priority Lien on, and security interest in, all right, title and interest of each Pledgor in such Pledged Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, except as specified in the Pledge Agreement.

                 (ac) Security Agreements. Each Security Agreement constitutes a legal, valid and binding obligation of the Grantor party thereto, enforceable against it in accordance with its terms, and creates in favor of the Lender a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and proceeds thereof. Except with respect to Collateral located in a facility which is not owned or leased by the Loan Parties or with respect to which no filing is required perfect the Lien created thereby, upon filing by the

Lender of the Lien Statements listed on Schedule 4.1(ac) in each of the jurisdictions or locations identified on such Schedule (and after the Funding Date, any additional filings required to be made pursuant to the Facility Documents), the Lien created under each Security Agreement constitutes a fully perfected, first priority Lien on, and security interest in, all right, title and interest of each Grantor in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                 (ad) Intercompany Security Documents. Each Security Agreement constitutes a legal, valid and binding obligation of Dominion Bridge, enforceable against it in accordance with its terms, and creates in favor of the Borrower a legal, valid and enforceable security interest in the Collateral (as defined in such Intercompany Security Agreement) and proceeds thereof. Except with respect to Collateral located in a facility which is not owned or leased by Dominion Bridge or with respect to which no filing is required to perfect the Lien created thereby, upon filing by the Borrower of the Lien Statements listed on Schedule 4.1(ad) in each of the jurisdictions or locations identified on such Schedule (and after the Funding Date, any additional filings required to be made pursuant to the Intercompany Documents), the Lien created under each Intercompany Security Agreement constitutes a fully perfected, second priority Lien on, and security interest in, all right, title and interest of Dominion Bridge in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person other than the Lender pursuant to the Facility Documents

                 (ae)  [left blank intentionally]

                 (af) Mortgages. Each Mortgage constitutes a legal, valid and binding obligation of the mortgagor party hereto, enforceable in accordance with its terms. Each Mortgage creates in favor of the Lender a legal, valid and enforceable Lien, right, title and interest in and to the Property described in such Mortgage and the proceeds thereof. When each Mortgage is filed in the offices specified in the Mortgage and the applicable mortgage security taxes and fees are paid, such Mortgage constitutes a first priority, fully perfected Lien on, and security interest in, all right, title and interest of the Mortgagor in such Property and the proceeds thereof, in each case prior and superior in right to any Person.

                 (ag)  [left blank intentionally]

                 (ah)  Loan Guarantees.   The provisions of each Loan Guarantee
are effective to create a legal, valid and binding and enforceable guarantee of the obligations described therein. Each of the Guarantors, other than the Parent and Cedar (TCI), is a Wholly Owned Subsidiary of the Borrower. The Borrower and Cedar (TCI) are Wholly Owned Subsidiaries of the Parent.

                 (ai) Ranking of Indebtedness. The obligations of the Borrower and the Guarantors for the payment of principal, interest and other amounts under this Agreement and the Facility Documents constitute first ranking, senior secured Indebtedness. The obligations of Dominion Bridge for the payment of principal, interest and other amounts under the Intercompany Documents to which Dominion Bridge, constitute senior, subordinated secured Indebtedness.

                 (aj) Affiliate Obligations. No Indebtedness is owing to any Cedar Group Company from Affiliates of the Parent or any other Cedar Group Company, other than amounts permitted pursuant to Section 7.6.

                 (ak)  [Left blank intentionally]

                 (al) Trade Accounts. Each Cedar Group Company has paid all Accounts, including contractors and subcontractors, in the ordinary course of business and there are no arrearages on any trade Account of any Cedar Group Company other than those awaiting payment in the ordinary course of the relevant Cedar Group Company's business, consistent with past practice or being contested in good faith by appropriate proceedings and reserves for which have been made in the books and records of the relevant Cedar Group Company in accordance with GAAP and which are not material to the Cedar Group Companies, singly or in the aggregate.

                 (am) Bank Accounts. As of the Funding Date, Schedule 4.1(am) accurately sets forth each bank account held by any Cedar Group Company.

                 (an) Location of Owned Real Property. Schedule 4.1(an) sets forth completely and correctly as of the Funding Date all real property owned by each Cedar Group Company, the addressees thereof and the jurisdictions (such as local counties) in which such properties are situated. Each Cedar Group Company owns in fee all the real property set forth on Schedule 4.1(an) opposite its name.

                 (ao) Location of Leased Real Property. Schedule 4.1(ao) lists completely and correctly as of the Funding Date all real property leased by each Cedar Group Company, the addresses thereof and the jurisdictions (such as local counties) in which such properties are situated. Each Cedar Group Company has a valid lease in all the real property set forth on Schedule 4.1(ao) opposite its name.

                 (ap) Insurance. Schedule 4.1(ap) sets forth a true and complete listing of all insurance (other than Performance Bonds described in Section 4.1(aq)) maintained by the Borrower, the Parent and each of their respective Subsidiaries as of the Funding Date.

                 (aq) Performance Bond Arrangements. Schedule 4.1(aq) sets forth a true and complete listing of all Performance Bonds as at the Funding Date, showing as of the date hereof the parties, subject matter and term thereof. Each such Performance Bond has been duly authorized, executed and delivered to the Cedar Group Company party thereto, and, to the Borrower's knowledge, each other party thereto. Except as described on Schedule 4.1(aq), none of the Performance Bonds contains any terms which are inconsistent with standard prudent industry practice or which require any Cedar Group Company to grant Liens on any of their respective Properties or otherwise impose on any Cedar Group Company any liability or obligation which might have a Material Adverse Effect. Each Performance Bond is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such contract by any party thereto which might have a Material Adverse Effect.

                 (ar) UDIL. The UDIL Agreement is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms.
No amendment, waiver or variation of the UDIL Agreement has been entered into or agreed to be entered into. There has been no breach or default of any provision of the UDIL Agreement by any party thereto. As a result of the execution of the UDIL Agreement, no Cedar Group Company has any liability obligation or other Indebtedness to UDIL or its Affiliates (except as expressly provided in the UDIL Agreement) and all the terms, conditions and agreements specified in the Original Agreements (as such term is defined in the UDIL Agreement) have been terminated in full.

                 (as)  Steen.  [left blank intentionally]

                 (at) Cedar (TCI). All of the TCI Preferred Stock to be issued pursuant to the Subscription Agreements have been duly authorised and, upon payment of the subscription amounts pursuant thereto, all such TCI Preferred Stock shall be duly and validly issued, fully paid and non-assessable. No holder of TCI Preferred Stock is or has the right to become a creditor of Cedar (TCI) as such in any circumstance, except on non-payment of a declared (as opposed to an undeclared) dividend. No holder of TCI Preferred Stock is or has the right to become a creditor of the Parent as such in any circumstance, except pursuant to the guarantee set forth in the Subscription Agreement. The sole obligation of any Cedar Group Company to any holder of TCI Preferred Stock is to pay such holder dividends in accordance with the terms of issue of the TCI Preferred Stock and to issue common stock of the Parent upon conversion of the TCI Preferred Stock or liquidation of Cedar TCI.


                                   ARTICLE V

                              REPORTING COVENANTS

                 Section 5.1.  General.

                 Each Loan Party jointly and severally covenants and agrees that, for so long as this Agreement is in effect or any amount is owing under any of the Facility Documents, each Loan Party immediately shall furnish to, or cause to be furnished to, the Lender such information, including financial information and Financial Statements as the Lender may reasonably request.

                 Section 5.2.  Specific Reports.

                 Without limitation to the generality of Section 5.1, the Loan Parties agree to provide the Lender:

                 (a) Within three days of the earlier of the mailing or filing thereof, (i) copies of all filings or other communications made by any Cedar Group Company (including Parent and MDC) to holders of its publicly traded securities or any Governmental Authority in connection with such securities, including the Securities Exchange Commission, the NASD, the Australian, New Zealand and Vancouver Stock Exchanges or the Australian Securities

Commission from time to time; (ii) filings with other regulatory or governmental agencies, (iii) notices to shareholders and (iv) notices to holders of other Indebtedness.

                 (b) Immediately after an officer of any Loan Party becomes aware:

                          (i) of the occurrence of a Default or Event of Default or the occurrence of any default or event of default by any Cedar Group Company under any Facility Document or other Contractual Obligation to which it is a party;

                          (ii) of any development (including, without limitation, any litigation, inquiry, dispute, investigation or proceeding against or affecting the Borrower or any Cedar Group Company) which has or might have a Material Adverse Effect, or, in the case of any litigation, investigation or other proceeding, which, if in existence on the date of such certificate would result in the representations and warranties in Section 4.1(k) being incorrect (if made as of such late) or which might, if adversely decided, have a Material Adverse Effect;

a certificate of a Responsible Officer such Loan Party specifying the nature thereof, the period of existence thereof and the Loan Party's (or such other Cedar Group Company's) proposed response thereto, each in reasonable detail.

                 (c) Each Loan Party will deliver, or will cause to be delivered to the Lender:

                          (i) immediately on their becoming available, copies of all documents to which any Cedar Group Company and County NatWest Securities Pty Limited is a party, whether in effect as of the Funding Date or any date thereafter as well as any amendment, modification, waiver or supplement to the Remarketing Agreement and any document, correspondence or notice issued by any Person pursuant to the Remarketing Agreement;

                          (ii) immediately on their becoming available, copies of all Takeover Documents, including all notices, filings (including Substantial Shareholder notices under the Corporations Law), authorities, approvals and any other requirements in connection with the Takeover whether issued by a Cedar Group Company or any other Person and irrespective of when in effect;


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                 Section 6.1.  General.

                 Each Loan Party jointly and severally covenants and agrees that, from and after the Funding Date and for so long as this Agreement is in effect or any amount is owing under any of the Facility Documents, each Loan Party shall and shall cause each of its Subsidiaries, where applicable, to comply with each of the covenants in this Article 6.

                 Section 6.2.  Corporate Existence.

                 Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that any transaction permitted by Section 7.2 will not constitute a breach of this Section 6.2,

                 As soon as practicable, and in any event by no later than April 10, 1996, the Parent shall have done all things necessary to convene a shareholders' meeting (which meeting shall be scheduled to take place on or before May 1, 1996) for the purpose, inter alia, of increasing the authorised capital of the Parent to an amount sufficient to permit it to issue all common stock it shall have then agreed to issue, including on the exercise of outstanding options, warrants or convertible securities.

                 Section 6.3.  Compliance with Laws, etc.

                 (a) General. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Requirements of Law in respect of the conduct of its business and the ownership of its Property, other than those the non-compliance with which (individually or in the aggregate) would not have a Material Adverse Effect.

                 (b) Hazardous Materials. Neither any Loan Party nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its Property, or transport or permit the transportation of Hazardous Materials to or from any such Property, except for quantities used or stored in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Property or the operation of the business of the relevant Cedar Group Company. If required to do so under any applicable Environmental Law, each Loan Party agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any real Property in accordance with requirements of all such applicable Environmental Laws and in accordance with orders and directives of all Governmental Authorities; provided that neither any Loan Party nor any of its Subsidiaries shall be required to take any such action where the same is being contested by appropriate legal proceedings in good faith by any Loan Party or such Subsidiary.

                 (c) Remedial Action. Each Loan Party shall take prompt and appropriate action to respond to any non-compliance or alleged non-compliance with Environmental Laws to the extent non-compliance has or might have a Material Adverse Effect and shall regularly report to the Lender on such response.

                 Section 6.4.  Employee Plans.

                 Each Loan Party shall cause, and such cause their Subsidiaries to cause, each Plan to continue to be duly qualified and administered in all respects in compliance with all

Requirements of Law and the terms of the Plans and any agreements relating thereto. Each Loan Party shall ensure that:

                          (a) neither it nor any of its Subsidiaries have an unfunded liability or contribution due and not paid which does or is capable of giving rise to any trust or Lien;

                          (b) all amounts required to be paid by it or its Subsidiaries under or in connection with any Plan are paid when due and, notwithstanding the foregoing, that written notice is provided to the Lender of any amount due and unpaid under or in connection with any Plan;

                          (c) no liability upon it or its Subsidiaries or Lien on any Property owned by it or any of its Subsidiaries arises in respect of any Plan;

                          (d) no Termination Event occurs in respect of any Plan;

                          (e) no payments in respect of any Plans are made by it or any of its Subsidiaries in excess of the minimum amounts required to be made by law and the terms of the Plans;

                          (f) after the Funding Date, no Plans are amended, and no Plans are created, if the results thereof is to increase the payment obligations of the Cedar Group Companies in respect of its Plans or the amounts of any solvency deficiencies or liabilities on windup (in whole or in part) of any Plan.

                          (g) it advises the Lender immediately of it or any of its Subsidiaries becoming party to or obligated in relation to any plan regulated or governed by ERISA.

                 Section 6.5.  Maintenance of Property; Good Repair.

                 Each Loan Party will, and will cause each of its Subsidiaries to, (a) preserve its title to its Properties, owned or leased; and (b) ensure that its Properties that are or may be used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted or make or cause to be made all appropriate repairs, renewals or replacements thereof, consistent with past practice.

                 Section 6.6.  Books and Records.

                 (a) Each Loan Party agrees to maintain, and to cause each of its Subsidiaries to maintain, proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each of its Subsidiaries in accordance with GAAP and all Requirements of Law or as otherwise required by applicable rules and regulations of any Governmental Authority or regulatory authority having jurisdiction over any Cedar Group Company.

                 (b) [left blank intentionally]

                 (c) Each Loan Party shall advise the Lender promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event (other than a change in price) which is reasonably likely to have an adverse effect on the value of the Collateral or on the security interests granted to the Lender therein.

                 (d) Each Loan Party agrees to execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to the Lender, from time to time, solely for the Lender's convenience in maintaining a record of the Collateral, such written statements and schedules as the Lender may reasonably require, including, without limitation, those described in Article 5 of this Agreement, designating, identifying or describing the Collateral pledged or granted to the Lender under the Security Documents. The failure by any Loan Party or any of its Subsidiaries, however, to promptly give the Lender such statements or schedules shall not affect, diminish, modify or otherwise limit the Lender's security interests in the Collateral.

                 Section 6.7.  Access to Records.

                 Each Loan Party agrees to provide, and to cause each of its Subsidiaries to provide, the Lender and their its advisors and representatives reasonable access to all books, records, offices and other facilities and Properties of any Cedar Group Company upon reasonable notice and allow the Lender and their authorized advisors or representatives (as the case may be) to:

                          (i)  inspect the Collateral and/or make such
         examinations thereof and copies of and abstracts from such books and records as the Lender or its authorized advisors or representatives (as the case may be) may reasonably request;

                          (ii) discuss the business, operations, properties, financial and other conditions of any Cedar Group Company with the Responsible Officers and such other officers and employees of any Cedar Group Company as the Lender may from time to time reasonably request; and

                          (iii) discuss the affairs of any Cedar Group Company with the Auditors,

provided, however, that if a Default exists or an Event of Default has been declared, the Lender or the Lender shall not be required to provide notice to carry out the activities set forth above in (i), (ii) and (iii). Any inspection conducted by the Lender or the Lender shall not relieve the Borrower of any obligation to provide any notices required under the terms of this Agreement or any of the Facility Documents.

                 Section 6.8.  Additional Security From Loan Parties.

                 (a) Specific Agreements. On or before April 5, 1996, the Borrower shall cause:

                           (i) Dominion Bridge to deliver to the Lender a Security Agreement relating to Collateral located in the Province of Alberta;

                           (ii) Cedar (TCI) to deliver to the Agent a Security Agreement in relation to all its assets; and

                          (iii) Cedar Australia to have executed and delivered to the Lender a sponsorship agreement with a Person acceptable to the Lender in connection with any shares in MDC held in uncertificated form, each in form and substance satisfactory to the Lender, granting the Lender a first priority Lien in all such Collateral and accompanied by such opinions, Lien Statements and other documents and instruments as reasonably required by the Lender.

                 (b) General Agreement to Grant. Each Loan Party will grant to the Lender, Liens in such assets and properties of such Loan Party as are not covered by the original Security Documents or as may be requested from time to time by the Lender (the "Additional Security Documents"). Such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Lender and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except such Liens as are permitted by Section 7.3. The Additional Security Documents or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Lender required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                 Section 6.9.  Further Assurances Relating to the Collateral.

                 (a) Further Assurances Generally. Each Loan Party shall, and shall cause each of its Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Each Loan Party shall, and shall cause its Subsidiaries to, comply with the Requirements of Law in order to grant to the Lender valid and perfected first priority security interests in the Collateral, subject only to Permitted Liens. The Lender is hereby authorized by each Loan Party to file any Lien Statements covering the Collateral whether or not the signature of such Loan Party appears thereon. Each Loan Party shall do and shall cause any other Cedar Group Company to do, whatever the Lender may reasonably request, from time to time, to effect the purposes of this Agreement and the Security Documents, including without limitation, filing Liens Statements and amendments, renewals and continuations thereof; cooperating with the Lender's representatives; keeping stock records, and paying claims which might, if unpaid, become a Lien on the Collateral. Furthermore, each Loan Party shall cause to be delivered to the Lender such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Lender to assure itself that this Section 6.9 has been complied with.

                 (b) Timing. Each Loan Party agrees that each action required by Section 6.8 and this Section 6.9 shall be completed as soon as possible.

                 (c) Dealings. Each Loan Party shall (i) deposit with the Lender all insurance policies and certificates of insurance in connection with or comprising part or the Collateral;

(ii) pay each insurance premium at least three (3) days before the due date and, on request from the Lender, produce receipts for the payment; (iii) not do anything which prejudices any insurance policy.

                 (d) Quebec Notice. No Loan Party shall notify, nor shall it permit any of its Subsidiaries to notify, the Lender or any Lender of its intention not to be bound by any Security Document or other Facility Document pursuant to Article 2362 Quebec Civil Code. If, for any reason, it is determined under the Quebec Civil Code that any of the Facility Documents will lapse or expire prior to the termination of this Agreement, the Loan Parties shall, and shall cause their Subsidiaries, to execute any additional documents, including this Agreement, a Loan Guarantee and Security Document and shall take such other action as requested by the Lender to renew or extend their respective obligations, prior to the time of such expiring or lapse.

                 (e) Discharges. On or prior to April 5, 1996, each Loan Party shall have filed all the necessary Lien Statements or other documents required to discharge and remove all Liens registered in favor of Royal Bank of Canada and UDIL and the London Guarantee Insurance Company over any asset of a Cedar Group Company in any jurisdiction.

                 Section 6.10.  Insurance; Casualty Loss; Performance Bonds.

                 (a) Maintenance of Insurance. Each Loan Party agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, key-man life insurance, workmen's compensation insurance, third party property damage insurance and replacement and reinstatement value (or such higher coverage as the relevant Cedar Group Company may obtain) insurance on its Property under such policies of insurance, with financially sound and reputable insurance companies, in such amounts and covering such risks in at least such amounts and against at least such risks as are described on Schedule 4.1(ap) or as are at all times satisfactory to the Lender in its commercially reasonable judgment. Notwithstanding the foregoing, each Cedar Group Company shall maintain such insurance as required by or pursuant to the Security Documents to which it is a party relating to insurance.

                 (b) Lender as Loss Payee. On or before April 5, 1996, all policies covering the Collateral and all policies of key-man life insurance are to name the Lender as an additional insured and the Lender as loss payee in case of loss, as its interests may appear, and are to contain such other provisions as the Lender may reasonably require to fully protect the Lender' interest in the Collateral and to any payments to be made under such policies.

                 (c) No cancellation. All such insurance policies will include a provision that such policy will not be cancelled, altered or in any way limited in coverage or reduced in amount unless the Lender is notified in writing by the relevant insurance company at least thirty (30) days prior to such change.

                 (d)  Notice of Certain Events.  If any Collateral:

                          (i) is damaged or destroyed, or suffers any other loss; or

                          (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral or to materially diminish its marketability, and, in either case, the amount of the damage, destruction, loss or diminution in value is in excess of $500,000 (collectively, a "Casualty Loss"), each Loan Party shall provide written notice to the Lender within five (5) Business Days of such occurrence, which notice shall specify the nature of the Casualty Loss, the estimated value of the Casualty Loss and the relevant Loan Party's proposed response thereto, each in reasonable detail.

                 (e) Casualty Loss in Usual Circumstances. In the event of a Casualty Loss, each Loan Party and/or each of its Subsidiaries shall:

                          (i) diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss; and

                          (ii) such Loan Party or such Subsidiary shall pay to the Lender, promptly upon receipt thereof, any and all net insurance proceeds and payments received by such Loan Party or such Subsidiary on account of damage, destruction, loss, condemnation or eminent domain proceedings.

                 (f) Casualty Loss When Event of Default Occurred. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Lender and (ii) the Lender may participate in any such proceedings and such Loan Party shall deliver to the Lender such documents as may be reasonably requested by the Lender to permit such participation and shall consult with the Lender, its attorneys and agents in the making and prosecution of such claim or claims. Each Loan Party hereby irrevocably authorizes and appoints the Lender its attorney-in-fact, after the occurrence and upon the continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Loan Party shall, upon demand of the Lender, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Lender for the benefit of the Lender, free and clear of any encumbrances of any kind or nature whatsoever, other than the right of such Loan Party to any insurance proceeds remaining after application thereof by the Lender as provided in this Section 6.10.

                 (g) Performance Bonds. The Loan Parties agree to obtain and maintain, and to cause each of their Subsidiaries to obtain and maintain, Performance Bonds (i) only in the ordinary course of its business; (ii) only for Contractual Obligations which require Performance Bonds or which, in the commercial reasonable judgment of the Loan Party ought be covered by a Performance Bond, based on the past practices of the Parent and its Subsidiaries; (iii) which contain terms and conditions and cover such risks as are consistent with the then prevailing prudent industry practice and which impose upon a Cedar Group Company terms no less favorable to it than could be obtained by a similar company in similar circumstances; (iv) which are not the subject of any Lien in favor of any Person and do not grant in favor of any

Person any Lien or the right to obtain a Lien; and (v) which are issued by financially sound and reputable insurance companies, bank or other financial institutions.

                 Section 6.11.  Taxes.

                 Each Loan Party will, and will cause each of its Subsidiaries to, pay and discharge all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, or payable by it, prior to the date on which penalties or interest attach thereto; provided, that neither any Loan Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or levy which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

                 Section 6.12.  Business Affairs.

                 Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force the rights, licenses, Permits, trademarks, trade names, privileges, Intellectual Property and franchises necessary or desirable in the normal conduct of its business, except for any trademarks, trade names, Permits, Intellectual Property or franchises that are not material of the business of the Parent and its Subsidiaries taken as a whole. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and operate its business in substantially the manner in which it is currently conducted and operated.

                 Section 6.13.  End of Fiscal Years; Fiscal Quarters.

                 Each Loan Party will, and will cause each of its Subsidiaries to, fix for accounting and financial reporting purposes (a) their fiscal years to end on September 30 of each year and (b) their fiscal quarters to end on June 30, September 30, December 31 and March 31 of each year.

                 Section 6.14. [left blank intentionally]

                 Section 6.15.  Listing of MDC on Stock Exchanges.

                  At all times after the Funding Date, the Borrower will use its best efforts to cause MDC to continue to be listed on the Australian Stock Exchange and the New Zealand Stock Exchange and shall use its best efforts to cause MDC to comply with all the rules and regulations of such stock exchanges.

                 Section 6.16.  Intercompany Loan.

                 (a) The Borrower will exercise and enforce all of its rights and will pursue all of its remedies available to it under the Intercompany Note, diligently, in good faith and in a timely manner and will cooperate fully with the Lender with respect thereto. The Borrower will not grant any waiver, extension, release, modification or amendment of or under the Intercompany Documents, once issued.

                 (b) The Borrower covenants that it will prohibit Dominion Bridge from making a loan or advance to, or similar Investment in, any Person while it has any amount outstanding under any Intercompany Note, other than incidental amounts incurred in the ordinary course of business consistent with past practice in favor of employees.

                 (c) The Borrower agrees, and will cause Dominion Bridge to agree upon execution of an Intercompany Note, that (i) all Obligations of Dominion Bridge under and in respect of the Intercompany Note and the other Intercompany Documents (the "Intercompany Obligations") are subordinated in right of payment, to the extent and in the manner provided in the Intercompany Note and as otherwise required by the Lender, to the prior payment in full in cash of all Guaranteed Obligations of Dominion Bridge; (ii) the subordination of the Intercompany Obligations is for the ratable benefit of the Lender; and
(iii) after all Guaranteed Obligations has been Fully Satisfied and until the Intercompany Obligations have been Fully Satisfied, the Borrower shall be subrogated to the rights of the Lender to receive payments and other distributions under the Facility Documents to the extent that distributions otherwise payable to the Borrower have been applied to the payment of the Guaranteed Obligations. A distribution made pursuant to these subrogation arrangements to any Lender that would have been made to the Borrower will, as between the Borrower and Dominion Bridge, be deemed to be a payment by Dominion Bridge of the Intercompany Obligations.

                 Section 6.17.  Additional Capital.

                 If, prior to the Maturity Date, the Borrower or the Parent (directly or through one of its Subsidiaries) obtains additional capital, whether by way of Subscription Agreements or other equity issuance over and above the $11,515,000 referred to in Section 2.8, the Borrower or the Parent, as the case may be, shall deposit the net proceeds of such capital in a bank account with the Lender or another Bankers Trust Group company (over which the Lender shall have a perfected Lien) after retaining the first $3,000,000 of such net proceeds which, together with the amount borrowed and applied pursuant to section 2.10(a)(iii), shall be available for genuine working capital purposes of the Borrower, consistent with the Borrower's ordinary course of business.

                 Section 6.18.  Ownership of MDC.

                 (a) Neither the Bidder, the Borrower nor any Cedar Group Company will sell or otherwise dispose of any interest in any shares in MDC.

                 (b) Neither the Bidder nor the Borrower will not waive, release, modify or amend the Declarations of Trust.

                 (c) The Borrower will not permit MDC to issue any additional equity, whether by way of rights issue to its shareholders or otherwise.

                 Section 6.19.  Payment of Obligations; Trade Policies.

                 (a) Payment Practices. Each Loan Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity all its Indebtedness and other material obligations of whatever nature, except when the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of such Loan Party or such other Cedar Group Company, as the case may be.

                 (b) Trade Accounts Payable. The Loan Parties shall, and shall cause each of their Subsidiaries to, promptly pay all of their Accounts payable when due or in conformity with the Cedar Group Trade Payables Policy. The Loan Parties shall not permit late payments on any Accounts payable other than those contemplated by the Cedar Group Trade Payables Policy or these being contested in good faith by appropriate proceedings and reserves for which have been made in the books and records of the appropriate Cedar Group Company in accordance with GAAP and which payments, singly or in the aggregate, would not have a Material Adverse Effect.

                 (c) Take or Pay Contracts, etc. None of the Loan Parties shall, or shall permit or suffer any of their Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that a payment be made by such Loan Party or such Subsidiary regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it.

                 (d) Accounts Receivable. Each Loan Party shall, and shall cause each of their Subsidiaries to, perform in all material respects all of its obligations with respect to their Accounts Receivable. No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend, modify, terminate or waive any provision of any Accounts Receivable in any manner which could reasonably be expected to materially adversely affect the value of such Accounts Receivable. Other than in the ordinary course of business as generally conducted by it over a period of time, no Cedar Group Company shall
(i) grant any extension or renewal of the time of payment of any Accounts Receivable; (ii) compromise or settle any dispute, claim or legal proceeding with respect to any Accounts Receivable for less than the total unpaid balance thereof; (iii) release, wholly or partially, any Person liable for the payment thereof; or (iv) allow any credit or discount thereon.

                 Section 6.20.  [left blank intentionally]

                 Section 6.21.  [left blank intentionally]

                 Section 6.22.  [left blank intentionally]

                 Section 6.23.  Separate Corporate Conduct.

                 Each Loan Party shall take, and shall cause each of its Subsidiaries to take, all action as is necessary to keep the operations of the Parent, the Borrower and their respective Subsidiaries separate and apart from those of any other Subsidiary, including, without limitation, ensuring that all customary formalities regarding their respective corporate existence (including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records) are followed. Neither any Loan Party nor any of its Subsidiaries shall make any payment to a creditor of any other Cedar Group Company in respect of any liability of that other Cedar Group Company (other than pursuant to a Loan Guarantee). All financial statements provided to creditors shall clearly evidence the corporate separateness of the Parent, the Borrower and their respective Subsidiaries and each such company shall maintain its own payroll (if any) and separate books of account and bank accounts. Each Cedar Group Company shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and the assets of each Loan Party shall at all times be separately identified and segregated from assets of any other Cedar Group Company. Finally, no Cedar Group Company shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Cedar Group Company being ignored, or in the assets and liabilities of any Cedar Group Company being substantively consolidated with those of another Cedar Group Company in a bankruptcy, reorganization or other insolvency proceeding.

                 Section 6.24. Accounts and Inventory. The Loan Parties shall use, and shall cause their Subsidiaries to use, invoices for all of their respective Accounts substantially in the form delivered to the Lender and with such changes thereto as the Lender may from time to time have agreed in writing. Payments with respect to all Accounts shall be remitted solely to the respective Cedar Group Company generating such Account and to the Cedar Group Company in accordance with any relevant Account Agreement.

                 Section 6.25.  [left blank intentionally]


                                  ARTICLE VII

                               NEGATIVE COVENANTS

                 Section 7.1.  General.

                 Each Loan Party covenants and agrees that, from and after the Funding Date and for so long as this Agreement is in effect and any Lender shall have any obligation under Section 2.1 or any amount is owing under any of the Facility Documents, each Loan Party shall, and shall cause each of its Subsidiaries, where applicable, to comply with each of the covenants in this
Article 7.

                 Section 7.2. Consolidation, Merger, Sale or Purchase of Assets, etc.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                 (a)  sales of Inventory in the ordinary course of business;

                 (b) purchases, leases or other acquisitions of goods, inventory and equipment, and operating leases of property, in the ordinary course of business consistent with past practice and it being understood that all such purchases must be paid out of the working capital funds permitted to the Borrower under Section 6.17..

                 (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.6;

                 (d) the acquisition of ordinary shares in MDC pursuant to the On-Market Acquisitions (but not pursuant to any other method, for example pursuant to the Takeover or a rights issue by MDC); and

                 Section 7.3.  Liens.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) the capital stock of such Loan Party or any of its Subsidiaries (other than the Liens granted under the Pledge Agreements) or (ii) any Property or assets of any kind (real or personal, tangible or intangible) of such Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets or to assign any right to receive income, or file or permit the filing of any Lien Statement, except:

                          (a) Liens for taxes not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                          (b) Liens imposed by law or which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business, and which (x) do not exceed $250,000 in the aggregate at any time outstanding, (y) if any such Property or asset is material, do not in the aggregate materially detract from the value of such Property or assets or materially impair the use thereof in the operation of the business of the relevant Cedar Group Company or (z) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                          (c) Liens created by or pursuant to the Security Documents;

                          (d) Liens created by or pursuant to the Intercompany Documents;

                          (e)  Liens existing on the Funding Date and listed on
         Schedule 4.1(i) hereto without giving effect to any subsequent extensions, renewals or replacements thereof; provided that, with respect to any Lien listed on Schedule 4.1(i) hereto, if there is indicated on said Schedule a date for the required removal or termination of such Lien, such Lien shall cease to be permitted on the respective date so indicated;

                          (f) Liens (other than any Lien imposed by ERISA or similar legislation) incurred or deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance and other types of social security;

                          (g) leases or subleases granted to third Persons not interfering with the ordinary course of business of the relevant Cedar Group Company;

                          (h)  Capital Leases to the extent permitted under
         Section 7.4(b);

                          (i)  [left blank intentionally]

                          (j)  easements, rights-of-way, restrictions,
         encroachments, licenses, zoning restrictions, and other similar charges or encumbrances, in each case not interfering with the business of the relevant Cedar Group Company;

                          (k)  [left blank intentionally]

                          (l) Liens on assets of MDC and its Wholly Owned Subsidiaries so long as such Liens (i) secure only Indebtedness of MDC or its Wholly Owned Subsidiaries incurred pursuant to Section 7.4(g) and (ii) apply only to the assets of MDC and its Wholly Owned Subsidiaries.

                 Section 7.4.  Indebtedness.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                          (a) Indebtedness incurred pursuant to the Facility Documents;

                          (b) Existing Indebtedness listed in Schedule 7.4(b) hereto;

                          (c) Indebtedness of a Dominion Bridge and Steen owing to the Borrower, in each case to the extent making such loan was permitted in Section 2.10 and made pursuant to the Intercompany Documents;

                          (d) Indebtedness of a Cedar Group Company evidenced by Performance Bonds incurred in accordance with Section 6.10(g) not to exceed in an aggregate the principal amount permitted under the bond facility arrangements for the relevant

         Cedar Group Company, which Indebtedness shall not be the subject of any Lien or agreement to grant a Lien;

                          (e) drafts payable for payroll and expense items incurred in the ordinary course of business and consistent with past practice;

                          (f)  [left blank intentionally]

                          (g) Indebtedness of MDC and its Wholly owned Subsidiaries which is to be used for their own corporate purposes, is non-recourse to any Cedar Group Company (other than MDC or its Subsidiaries) and their assets and, if incurred after the Funding Date, contains express provisions, reasonably satisfactory to the Lender, acknowledging and agreeing to the non-recourse nature thereof as provided above;

                          (h)  [left blank intentionally]

                          (i)   [left blank intentionally]

                          (j)  [left blank intentionally]

                          (k) Indebtedness of the Parent to Cedar TCI pursuant to the intercompany loan agreement delivered to the Lender pursuant to
         Section 3.1 (l)(ii); and

                          (l) Indebtedness of the Borrower to the Parent pursuant to the intercompany loan agreement delivered to the Lender pursuant to Section 3.1 (l)(iii)

                 Section 7.5.  Capital Expenditures.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, make Capital Expenditures.

                 Section 7.6.  Investments.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment, or permit any Investment to remain outstanding, or agree or commit to make any Investment, except:

                          (a) a Cedar Group Company may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the Cedar Group Trade Payables Policy;

                          (b)  a Cedar Group Company may make and own
         Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlements of delinquent obligations of and other disputes with, customers and suppliers arising in the ordinary course of business;

                          (c) loans and advances to employees, officers and directors in an aggregate principal amount not to exceed (i) the amount already extended and as stipulated in a letter from the Parent and delivered to the Lender in accordance with Section 3.1 dated the Funding Date or (ii) $100,000 at any time outstanding for all other purposes, shall be permitted, if they are made or incurred in the ordinary course of business and an commercially reasonable terms.

                          (d) Investments existing on the Funding Date and listed on Schedule 7.6(d) hereto, without giving effect to any additions thereto, extensions or replacements thereof, shall be permitted;

                          (e) Investments under Sections 2.10 and 7.2 shall be permitted;

                          (f) a Cedar Group Company may purchase raw materials in the ordinary course of business and consistent with past practices; and

                          (g) additional Investments in MDC shall be permitted to the extent of the On-Market Acquisitions.

                 Section 7.7.  Dividends, etc.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of the Person paying such dividend) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (other than consideration in the form of capital stock of the Person paying the Dividend), any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and each Loan Party will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or the Parent now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

                          (a) any Subsidiary of the Borrower may pay dividends to the Borrower or any Subsidiary of the Borrower which owns any equity interests in the respective such Subsidiary; and

                          (b) MDC and the Subsidiaries of MDC and, for so long as it is not Wholly-Owned, Steen and the Subsidiaries of Steen, may pay dividends to their respective shareholders generally, so long (i) as the Borrower and/or any other Subsidiary of the Borrower which owns equity interests in such company receives at least its proportionate share (based upon its respective equity interests) of any dividend so paid, (ii) the company paying the Dividend is not then in default of any obligation under a Transaction Document and (iii) such Dividend is in the ordinary course of the relevant company's business (it being understood that a Dividend contemplated by

         Section 3.08 of the Unanimous Shareholders Agreement for Steen shall not be permitted).

                 Section 7.8.  Transactions with Affiliates.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions involving payments or property whether or not in the ordinary course of business, with any Affiliate other than (i) Investments permitted under Section 7.6; (ii) Dividends permitted under Section 7.7; (iii) amounts payable under the Contractual Obligations listed in Schedule 7.8, as in effect as of the Funding Date copies of which have been delivered to the Lender, (iv) employment agreements entered into in the ordinary course of business; and (v) any other transaction or series of transactions the terms and conditions of which are no less favorable (or more favorable) to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Except as expressly described on Schedule 7.8, no management or similar fees shall be payable by any Cedar Group Company to any Person other than to another Cedar Group Company.

                 Section 7.9.  Changes in Business.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses being carried on by them as of the Funding Date. The Parent shall have no significant assets other than its ownership interest in its Subsidiaries and shall act as a holding company, which does not engage in any material direct business activity. Cedar Australia shall not have gross assets in excess of AUD$10,000 without twenty-one (21) days' prior notification to the Lender. Cedar (TCI) shall have no creditors other than the Parent, no debtors other than the Parent and no asset other than its receivable from the Parent.

                 Section 7.10.  Voluntary Payment or Redemption of
Indebtedness.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness except, in each case, the Loan.

                 Section 7.11.  Contingent Liabilities.

                 Each Loan Party will not, and will not permit any of its Subsidiaries to, agree to, undertake, assume or otherwise become responsible, directly or indirectly, for any Contingent Liabilities other than the Loan Guarantees and any Performance Bond entered into in accordance with Section 6.10(g).

                 Section 7.12. [left blank intentionally]

                 Section 7.13. [left blank intentionally]

                 Section 7.14.  Amendment of Contractual Obligations.

                 (a) General. Each Loan Party will not, and will not permit any other Cedar Group Company, to amend, modify, any, change, waive, cancel or terminate any material term or condition of (i) an Intercompany Document; (ii) a Takeover Document; (iii) the Remarketing Agreement; (iv) a Steen Agreement;
(v) any material Contractual Obligation; (vi) any material Performance Bond; or
(vii) any material Permit, in each case without the prior written consent of the Lender or (in the case of (v) and (vi) above, in the ordinary course of business consistent with past practice of the Parent).

                 (b) Takeover Documents. Without limiting the foregoing, each Loan Party shall not, and shall not permit the Bidder, to (i) at any time after the Funding Date, extend the period for the close of the offers under the Bidder's Offer; (ii) make any change to, or fail to comply with, the timetable for the Takeover as previously disclosed to the Lender; (iii) increase the offer price for the acquisition of MDC's ordinary shares under the Takeover above AUD $1.60 per share; (iv) issue, publish or file any document referring to the Loan, the Facility Documents, the Lender or the Lender in connection with the Takeover, the Takeover Documents or the Remarketing Agreement; (v) acquire any shares of MDC other than by way of acceptance of offers under the Takeover in accordance with its terms; and (vi) resell or remarket any shares in MDC, whether pursuant to the Remarketing Agreement or otherwise, at a price less than the price paid by the Bidder in the Takeover (after reduction for stamp duty and commissions), all without the prior written consent of the Lender.

                 Section 7.15. [left blank intentionally]

                 Section 7.16. Bank Accounts. Each Loan Party and each of its Subsidiaries will not permit the existence of any bank account except than those accounts listed on Schedule 4.1(am).


                                  ARTICLE VIII

                              FINANCIAL COVENANTS

                 [left blank intentionally]


                                   ARTICLE IX

                               EVENTS OF DEFAULT

                 Section 9.1.  Events of Default.

                 The occurrence of each of the following events shall be Events of Default:

                          (a) Borrower shall fail to make any payment or payments of principal under this Agreement or the Note on the date when any such payment becomes due and payable or Dominion Bridge shall fail to make any payment or payments of principal under an Intercompany Note when such payment became due and payable; or

                          (b) the Borrower or Dominion Bridge shall fail to pay interest under this Agreement, any Note or an Intercompany Note (as the case may be) when due or the Borrower or Dominion Bridge shall fail to pay any other amount payable under any Facility Document within 3 days after the date when same became due and payable; or

                          (c) any representation or warranty made by the Borrower, Steen or any Guarantor (or any of its respective officers) under or in connection with any Facility Document shall prove to have been incorrect in any material respect when made; or

                          (d) there shall be a default in the observance or performance of any term, agreement or covenant contained in Sections 6.8(a), 6.9(e), 6.18 or Article 7 or 8 of this Agreement; or

                          (e) the Borrower, Steen or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement and any other Facility Document (excluding any term, covenant or agreement covered by Section 9.1(a) to (d)), if such failure shall remain unremedied for a period of 10 days; or

                          (f) any Cedar Group Company shall fail to pay any principal of, premium or interest on, or other amount payable in respect of, any Indebtedness which is outstanding in a principal amount of at least $500,000 in the aggregate of such Person when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise cause, or permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                          (g) any Cedar Group Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Cedar Group Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada)), or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its Property; or seeking a warrant of attachment, execution or similar process against any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of twenty-one (21) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, or for any substantial part of, its property) shall occur; or the relevant Cedar Group Company shall take corporate action to authorize any of the actions set forth above in this subsection (g); or

                          (h) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Cedar Group Company and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                          (i) any non-monetary judgment or order shall be rendered against the any Cedar Group Company that might have a Material Adverse Effect, and there shall be any period of fifteen (15) consecutive days during which a stay of enforcement or such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                          (j)  any provision of any Facility Document
         (including an Intercompany Document) after delivery thereof shall for any reason cease to be valid and binding on, and enforceable against, the Borrower, Steen or any Guarantor; or

                          (k) event or condition shall occur or exist with respect to a Plan that could in the Majority Lender' reasonable judgment, subject any Loan Party or any of its Subsidiaries to any tax, penalty or other liabilities under any applicable law or statute in the aggregate material (as determined by the Lender in the exercise of its discretion) in relation to the business, operations, Property or financial or other condition of the Loan Parties taken as a whole or which has or might have a Material Adverse Effect; or if any Person commences or threatens to commence any proceeding or otherwise does or fails to do any act or thing whereby any Plan may be wound up, terminated or discontinued, in whole or in part, or which may give rise to any Lien under any law or regulation relating to a Plan; or if any Termination Event occurs in respect of any Plan;

                          (l)  any Change of Control shall occur; or

                          (m)  any Cedar Group Company or any of their
         Affiliates contest the validity of any Facility Document (including an Intercompany Document) or the extent and priority of the Liens granted in favor of the Lender or the Borrower; or

                          (n) the Borrower or the Parent shall fail to own at least the number of outstanding shares in each of their Subsidiaries as it owned on February 20, 1996; or

                          (o) any material Lien purported to be created by any Security Document or Intercompany Security Document shall cease to be, or shall be asserted by any Cedar Group Company or any of their Affiliates not to be a valid, perfected Lien in the Properties covered thereby with the priority stipulated in this Agreement, except to the extent that any such loss of perfection or priority resulted from the failure of the Lender to maintain possession of Collateral actually delivered to it under any of the Pledge Agreements, or otherwise take any action within its control (including the filing of Lien Statements, continuation statements or other similar forms); or

                          (p) any Loan Party or any of its Subsidiaries violates any Requirement of Law, including without limitation, any Environmental Law, which results in an Environmental Action Request or other notice, control order, or cancellation of any Permit, in each case that has or might have a Material Adverse Effect; or

                          (q) any Loan Party delivers a notice under section 2362 of the Quebec Civil Code.

                          (r) the failure by Cedar TCI and the Parent to receive net proceeds in excess of $10,000,000 for the issue of TCI Preferred Stock on or before March 29, 1996 or the failure of all such net proceeds to be received and applied in prepayment of the Loan in accordance with this Agreement by the close of business (New York time) on that date.

                 Section 9.2. [left blank intentionally]

                 Section 9.3.  Acceleration.

                 If an Event of Default shall occur and be continuing, the by notice to Borrower may declare the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Facility Documents to be forthwith due and payable, whereupon the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Facility Documents shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, provided, however, even if there is no notice to the Borrower, the occurrence of the events described in Section 9.1(g) shall result in an immediate acceleration of all amounts due by the Borrower under the Note.

                 Section 9.4.  Remedies Not Exclusive.

                 The remedies provided in this Article 9 and in the other Facility Documents are cumulative and not exclusive of any remedies provided by law. The Lender is entitled to exercise any remedies simultaneously or in whatever order the Lender deems appropriate.

                 Section 9.5.  Rights Under Facility Documents.

                 Upon the occurrence and during the continuance of any Event of Default, the Lender may take any lawful action against the Borrower to collect the payments then due and thereafter to become due under the Facility Documents.


                                   ARTICLE X

                                   THE AGENT

                 [left blank intentionally]


                                   ARTICLE XI

                            ASSIGNMENTS & TRANSFERS

                 Section 11.1. Successors and Assigns; Participations; Assignments.

                 (a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender, all future holders of the Note and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their respective rights or obligations under this Agreement. The Lender may participate, assign or sell any right or interest in this Agreement, the Loans or the other Facility Documents with the consent of the Loan Parties, which consent shall not be unreasonably withheld, or as required by operation of law, in connection with the merger, consolidation or dissolution of the Lender.

                 (b) Each Loan Party hereby agrees that, upon providing its consent to the Lender for any assignment or participation requested by the Lender, such Loan Party shall actively assist the Lender in the completion of any assignment or participation, which shall include, but not be limited to, providing additional information, being available to prospective assignees or participants and participating in syndication meetings.

                 (c) Each Loan Party hereby acknowledges that each Security Document and other Facility Documents refer to the financial institutions may be party hereto from time to time as "Lenders" and BT Commercial Corporation as the "Agent" for the benefit of the Lenders. Each Loan Party hereby agrees that BT Commercial Corporation has entered into the Agreement and each Facility Document both as Lender and as Agent in contemplation of an assignment or a participation being made and that, from and after any said assignment or participation it shall be the Agent for all such financial institutions, as lenders in accordance with its standard terms of Agency and that the parties hereto agree to enter into any additional documentation as may be necessary in connection with any assignment or participation.

                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.1.  Payment of Expenses.

                 (a) The Borrower shall, whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs, charges and expenses of the Lender in connection with (i) the negotiation, preparation, execution and delivery of the Facility Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of any liens securing the Obligations, (iii) the Lender's review and due diligence and (v) any amendment, waiver, consent, exercise of rights, release or production (or action taken on request for any of the foregoing, even if such request is rejected) relating to any of the Facility Documents (including, without limitation, as to each of the foregoing, the fees and disbursements of counsel to the Lender and any other attorneys retained by the Lender).

                 (b) The Borrower shall pay all out-of-pocket costs and expenses of the Lender in connection with the preservation of rights under, and enforcement of, the Facility Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the fees and disbursements of counsel for the Lender).

                 (c) The Borrower agrees that the costs, charges and expenses referred to in this Section 12, include those payable to any independent consultant or other person or agent appointed by the Lender, or any Receiver, administrator, agent or similar controller or any attorney appointed by the Lender under or in relation to any Facility Document.

                 (d) The Borrower agrees to pay all such costs and expenses and or reimburse the Lender as the same are incurred or promptly thereafter.

                 Section 12.2.  Notices.

                 Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, postage prepaid, or, in the case of telecopy notice, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Lender by the Borrower shall not be effective until received by the Lender, as the case may be.

                 Section 12.3.  Amendments and Waivers.

                 (a) General. Neither this Agreement, the Note, any other Facility Document to which the Borrower or any Cedar Group Company is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 12.3.

                 (b) Required Consents. The Lender and the Loan Parties may, from time to time, enter into written amendments or waivers of this Agreement, the Note or any of the other Facility Documents, provided, that no such amendment or waiver to this Agreement shall be effective unless it is in writing and signed by the Borrower, the Lender and each of the Guarantors (which consent, in the case of the Guarantors, must be effective in the opinion of the Lender to avoid operation of Article 2355 of the Quebec Civil Code);

                 (c) Operation. In the case of any waiver, the Loan Parties, any applicable Cedar Group Company and the Lender shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 Section 12.4.  No Waiver; Remedies.

                 No failure on the part of the Lender to exercise, no course of dealing with respect to and no delay in exercising, any right, power or remedy hereunder or under any Facility Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any remedies provided in any other Facility Document by law.

                 Section 12.5.  Binding Effect.

                 This Agreement shall become effective when it has been executed by the Borrower, the Lender and the same shall have been delivered to the Lender, and each of the conditions precedent set forth in Section 3.1 have been satisfied.

                 Section 12.6.  Indemnity and Contribution.

                 (a) Indemnity. Each Loan Party hereby jointly and severally agrees to indemnify and hold harmless the Arranger and the Lender and each of their respective Affiliates and assignees and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims, damages, expenses, obligations, judgments, costs and liabilities, joint or several, (collectively, "Loss") to which such Indemnified Party may become subject under any applicable Requirement of Law and related to or arising out of any transaction contemplated by the Facility Documents or the execution, delivery and performance of the Facility Documents or any other document in any way relating to the Loan and the transactions contemplated by the Facility Documents (except for federal, state and local taxes) and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Borrower or any of its Subsidiaries. No Loan Party will be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's willful misconduct or gross negligence. Each of the Loan Parties also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Cedar Group Company or any security holders or creditors thereof related to or arising out of the execution, delivery and performance of any Facility Document or any other document in any way relating to the Loan or the other transactions contemplated by the Facility Documents, including the use of the proceeds of the Loan as described in Section 2.10, except to the extent that any Loss is found in a final judgment by a court to have resulted from such Indemnified Party's willful misconduct or gross negligence.

                 (b) Contribution. If the indemnification of an Indemnified Party provided for in Section 12.6(a) is for any reason held unenforceable, the Borrower agrees to contribute to the Losses for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Borrower, the Loan Parties and their Subsidiaries, on the one hand, and the Lender, the Arranger or the Lender, as the case may be, on the other hand, of the transactions contemplated by the Facility Documents, including, without limitation, the Loan and the other transactions contemplated by any other document in any way relating to the Loan, including the use of the proceeds of the Loan as described in Section 2.10 (whether or not any of such transactions are consummated), or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) but also the relative fault of the Loan Parties and their Subsidiaries, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Borrower agrees that for the purposes of this Section 12.6(b) the relative benefits to the Loan Parties and their Subsidiaries on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Loan and the other transactions contemplated by any other document in any way relating to any Loan, including the use of the proceeds of the Loan as described in Section 2.10, shall be deemed to be in the same proportion that the proceeds of all Loan paid or to be paid to the Borrower bears to the interest and fees paid or to be paid to the Lender in connection with the Loan; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to the Lender in connection with the Loan. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

                 (c) Settlement of Claims. The Borrower agrees that, neither it nor any Loan Party or their Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this
Section 12.6 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes any unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

                 (d) Appearance Expenses. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against a Cedar Group Company or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

                 (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.6 shall survive the payment in full of principal and interest hereunder and under the Note.


                 Section 12.7.  Governing Law.

                 THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                 Section 12.8.  Execution in Counterparts.

                 This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 Section 12.9.  Consent to Jurisdiction, Lender for Service.

                 (a) Consent. Each Loan Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court, sitting in the City of New York, New York County, and any appellate court form any thereof (each, a "New York Court") in any action or proceeding arising out of or relating to this Agreement or any other Facility Document or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court.

                 (b) Waivers. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Facility Document in any New York Court. Each Loan Party also hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

                 (c) Service. Each Loan Party hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the relevant Loan Party, at its address specified in the signature pages or by any other method permitted by law, in each case with a copy to be sent to Pouliot Mercure (fax number (514) 875-4308), Attention Brian Riordan.

                 (d) Appointment of Lender. Each Loan Party designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by each Loan Party to be effective and binding in every respect. If any agent appointed by a Loan Party refuses to receive and forward such service, that Loan Party hereby agrees that service upon it by mail shall constitute sufficient service.

                 (e) Other Rights. Nothing in this Section 12.9 shall affect the right of the Lender or any Lender to serve legal process in any other manner permitted by law or affect the right of the Lender or any Lender to bring any action or proceeding against a Loan Party or its Property in the courts of other jurisdictions.

                 Section 12.10.  No Third Party Beneficiaries.

                 The agreement of the Lender to make the Loan on the terms and conditions set forth in this Agreement is solely for the benefit of the Loan Parties and no other Person shall have any rights hereunder, as against the Lender or any Lender or with respect to the Loan or the proceeds thereof.

                 Section 12.11.  Marshalling; Recapture.

                 The Lender, shall not be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent the Lender receives any payment by or on behalf of a Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to that Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Loan Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

                 Section 12.12.  Severability.

                 In case any provision in or obligation under this Agreement or the Note or the other Facility Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 Section 12.13.  Survival.

                 All representations, warranties and indemnities in this Agreement and any Facility Document shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Loan. Each indemnity in this Agreement or any other Facility Document is separate and independent from the other Obligations of the Borrower or the other Loan Parties.

                 Section 12.14.  Limitation of Liability.

                 No claim may be made by any Loan Party or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Facility Documents, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue and shall cause each of their Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 Section 12.15.  Independence of Covenants.

                 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                 Section 12.16.  Confidentiality.

                 The Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by a Loan Party pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information:

                          (i) to the extent required by statute, rule, regulation or judicial process;

                          (ii) at the request of any bank regulatory authority or in connection with an examination of the Lender or such Lender by any such authority;

                          (iii) in connection with any litigation to which any one or more of the Lender or the Lender is a party;

                          (iv) to the extent that such information is required to be disclosed by a Governmental Authority in connection with a tax audit or dispute;

                          (v) to the Lender's and such Lender's auditors, counsel and accountants, which, in each case, have a reasonable need to know such information, as determined by the Lender or such Lender in their sole reasonable discretion; and

                          (vi) to any Affiliate, director, officer, employee or representative who, in each case, have a reasonable need to know such information as determined by the Lender or such Lender in their sole reasonable discretion;

and; provided, further, that, (A) each person referred to in subclauses (v) and
(vi) to whom such information is to be disclosed shall be informed of the confidential nature of such information and (B) unless specifically prohibited by law, each Lender shall, prior to disclosure of any such non-public information notify the Borrower of any request for disclosure of any such non-public information (x) by any Governmental Authority (other than a request in connection with an examination of the financial condition of the Lender by such Governmental Authority) or (y) pursuant to legal process. In no event shall any Lender or the Lender be obligated or required to return any materials furnished by or on behalf of any Cedar Group Company.

                 Section 12.17.  Waiver of Jury Trial.

                 EACH OF THE LOAN PARTIES AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FACILITY DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE FACILITY DOCUMENTS, THE LOAN OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 Section 12.18.  Language.

                 The parties have agreed that this Agreement, all other Facility Documents and all related documents, correspondence and notices between them should be and will be drafted in the English language. Les parties conviennent que la presente entente et tous les documents s'y rattachant, y compris tout avis ou correspondance, ont ete et seront rediges en langue anglaise.

                 Section 12.19. [left blank intentionally]

                 Section 12.20.  Currency Indemnity.

                 The Loan Parties acknowledge and agree that this is a credit transaction in which specification of U.S. dollars is of the essence and U.S. dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lender in U.S. dollars, the Borrower shall pay the Lender such shortfall and the Lender shall have a separate cause of action for such amount.

                 Section 12.21.  Entire Agreement; Benefit.

                 This Agreement and the other Facility Documents constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Facility Documents, except that neither the Commitment Letter between the Lender, the Parent and the Borrower dated February 20, 1996 (except as provided in the next sentence) nor the Fee Letter shall be affected by this Agreement or any other Facility Document. Notwithstanding the foregoing, the parties expressly agree that BT Commercial Corporation shall have no obligation or commitment under the Commitment Letter to make loans in excess of $30,000,000 in any circumstances.

                 Section 12.22.  Waiver of Immunity.

                 To the extent that any of the Loan Parties has or hereafter may acquire any immunity from:

         (a) the jurisdiction of any court of (i) any jurisdiction in which any Loan Party owns or leases property or assets or (ii) the United States, the State of New York, Canada, Australia, the Turks and Caicos Islands or any political subdivision thereof; or

         (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Facility Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


CEDAR GROUP CANADA INC.


By
  -------------------------------
     Name:  Michel L. Marengere
     Title:


CEDAR GROUP, INC.


By
  -------------------------------
     Name:
     Tile:


DOMINION BRIDGE, INC.


By
  -------------------------------
     Name:
     Tile:


CEDAR GROUP (TCI) INC. LLC


By
  -------------------------------
     Name:
     Tile:


CEDAR GROUP AUSTRALIA PTY LIMITED


By                               Address for Notices for all above companies
   ---------------------------   -------------------------------------------
     Name:                       500 Notre Dame Street
     Tile:                       Lachine, Quebec
                                 H85 2B2 Canada
                                 Attention: Michel L. Marengere
                                 Telephone: (514) 634-3551
                                 Fax:             (514) 636-6247

BT COMMERCIAL CORPORATION
as Lender and as a Lender


By                                                 Address for Notices
  ---------------------------                      -------------------
    Name:                                          BT COMMERCIAL CORPORATION
    Title:                                         14 Wall Street, 3rd Floor
                                                   New York, New York 10005
                                                   Attention:  Bruce Addison
                                                   Telephone: (212) 618-3481
                              Fax: (212) 618-2640